CONTRACT OF SALE AND PURCHASE

THIS CONTRACT OF SALE AND PURCHASE (this "Contract") is made as of the 13th day of May, 2010 by and between AJ IRVINE OWNER CORPORATION, a Delaware corporation ("Seller") and HINES GLOBAL REIT PROPERTIES LP, a Delaware limited partnership ("Purchaser").

Terms which are used in this Contract and not otherwise defined herein shall have the meanings ascribed to such terms in ARTICLE 14 hereof.

In consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

ARTICLE 1

SALE OF THE PROPERTY

1.1 Seller agrees to sell and convey unto Purchaser, and Purchaser agrees to purchase and accept from Seller, for the price and subject to the terms, covenants, conditions and provisions set forth herein, all of the following (sometimes referred to herein in the aggregate as the "Property"):

(a) all of the land located at 17600 Gillette Avenue, Irvine, CA 92614, and more particularly described in Exhibit A annexed hereto and made a part hereof for all purposes (the "Land"), together with all right, title and interest, if any, of Seller, in and to: (i) strips or gores, if any, between the Land and abutting properties, whether owned or claimed by deed, limitations or otherwise, and whether or not they are located inside or outside of the boundaries of the Land, (ii) any land lying in or under the bed of any highway, avenue, street, road, alley, easement or right-of-way, open or proposed, in, on, across, abutting or adjacent to the Land, to the center line thereof, and (iii) all easement rights, air rights, development rights and water rights in or upon the Land and all other rights and appurtenances belonging or in anywise pertaining to the Land or the Improvements described below (the items in this Section 1.1(a)) referred to collectively, the "Real Property");

(b) all of the buildings and other structures and improvements situated on the Land (collectively, the "Improvements");

(c) all of Seller's rights, title and interest in (x) all mechanical, electrical, heating, air conditioning and plumbing systems, fixtures and equipment; all carpets, drapes and other furnishings; and all other machinery, equipment, fixtures and personal property of every kind and character, and all accessories and additions thereto owned by Seller and located in or on the Land or Improvements, and (y) all furniture and artwork, owned by Seller and located in or on the Land or Improvements, a schedule of the items in clause (y) is set forth on Schedule 1.1(c) annexed hereto and made a part hereof (collectively, the "Personalty"); but specifically excluding any items of personal property owned by the Tenants (herein defined);

(d) all of Seller's right, title and interest in leases in effect (but specifically excluding Subleases defined below, collectively, the "Leases") that grant a possessory interest in and to any space situated in the Improvements or that otherwise grant rights with regard to use of all or any portion of the Land or Improvements, a schedule of which is annexed hereto and made a part hereof as Exhibit B, together with all rentals paid or payable by the tenants under such Leases (individually, a "Tenant" and collectively, the "Tenants") for any period of time beginning on or subsequent to the date of Closing (as hereinafter defined), and all security and other deposits paid by the Tenants under such Leases (collectively, the "Security Deposits"), together with Seller's interest, if any, in the subleases and other occupancy agreements listed on Exhibit B-1 annexed hereto and made a part hereof (the "Subleases");

(e) all of Seller's right, title and interest in assignable leasing, service, management, supply and maintenance contracts relating to the Land, Improvements or Personalty (subject to Section 3.4 below) (the "Operating Agreements");

(f) all of Seller's right, title and interest in assignable warranties and guaranties of Seller, if any, relating to the Land, Improvements or Personalty (collectively, the "Warranties");

(g) all of Seller's right, title and interest in plans, specifications and architectural floor plans pertaining to the Property;

(h) all keys to locks on the Land and Improvements;

(i) all of Seller's right, title and interest in all trade names, trademarks, logos, service marks utilized by Seller in connection with the operation of the Property (other than variations of Seller's name); and

(j) all other rights, privileges and appurtenances owned by Seller and in any way related to the properties described in this ARTICLE 1.

ARTICLE 2

CONSIDERATION

2.1 Purchase Price.  The purchase price ("Purchase Price") for the Property is Twenty Million Seven Hundred Fifty Thousand Dollars ($20,750,000), which shall be payable (subject to prorations and other credits provided for in this Contract) by Purchaser to Seller at Closing and as follows:

2.1.1 No later than one (1) day following the date hereof, Purchaser shall deliver a deposit with Fidelity National Title, whose address is 1300 Dove Street, Suite 310, Newport Beach, CA 92660 (the "Title Company"), in the sum of Five Hundred Thousand Dollars ($500,000) (together with any interest thereon, collectively, the "Earnest Money") in good funds to be held and disbursed in accordance with the terms the this Contract.  The Title Company shall deposit the Earnest Money in an interest-bearing account maintained at California Bank & Trust, 4350 La Jolla Village Drive, Suite 350 located in San Diego, California.  Purchaser shall provide the Title Company with a Form W-9 that sets forth that Purchaser's federal taxpayer identification, and it will promptly execute such reasonably requested documentation as the Title Company may reasonably require to enable the Title Company to comply with the deposit instructions set forth herein.  If Purchaser fails to deliver the Earnest Money within one (1) day following the date hereof, then, in such event, this Contract shall be deemed terminated automatically without any further notices or action being required.

2.1.2 If the transaction contemplated by this Contract is consummated in accordance with the terms and provisions hereof, the Earnest Money (including any accrued interest thereon) shall be credited against the Purchase Price and paid to Seller at Closing.  If the transaction is not so consummated, the Earnest Money (including any accrued interest thereon) shall be held and delivered by the Title Company as hereinafter provided.

2.1.3 At the Closing, the balance of the Purchase Price shall be paid to or as directed by Seller, in cash by wire transfer of immediately available federal funds.  The amount of $500,000 shall be held back from the Purchase Price in an interest bearing account with the Title Company for the purpose of securing the representations and warranties of Seller under this Contract (the "Holdback"), for a period of six (6) months commencing from the Closing Date, as more particularly described in an Escrow Agreement ("Escrow Agreement") which shall be executed and delivered on the Closing Date by Purchaser and Seller in the form annexed hereto and made a part hereof as Exhibit 2.1.4 (which Escrow Agreement provides for the release of the Holdback to Seller upon the expiration of such 6 month period subject to claims of Purchaser as more particularly described in the Escrow Agreement).

ARTICLE 3

INSPECTION

3.1 Matters to be Submitted.  Seller has delivered to Purchaser or made available at the offices of Seller's property manager, Professional Real Estate Services, Inc., or Seller's asset manager, Falcon Real Estate Investment Company, L.P. (such property manager and such asset manager are collectively, the "Property Manager"), the following items (collectively, the "Submission Matters"); provided, however, that Seller shall have no obligation to deliver to Purchaser any Submission Matters which are not actually in Seller's possession or the possession of the Property Manager.  Neither Seller nor the Property Manager shall be obligated to take legal action or incur any material expense or effort in order to obtain any Submission Matters that are in the possession of third parties:

(a) a copy of each of the Leases and the Subleases;

(b) a rent roll for the Property, dated no later than thirty (30) days prior to the Effective Date ("Rent Roll");

(c) annual operating statements for the Property detailing income and expenses, including capital expenses, and occupancy for calendar years 2007, 2008 and 2009 and for the calendar months of the current year through the month preceding the date hereof;

(d) copies of all current (if available) real estate and personal property tax bills and if such current bills are not available, copies of all such bills for the most recent period for which such bills are available, together with evidence that all taxes due and payable with respect to the Property have been paid in full to the latest payment date;

(e) copies of all certificates of occupancy for the Improvements and copies of all other permits and licenses issued by any Governmental Authority with respect to the Property;

(f) plans, specifications and architectural floor plans for the Improvements;

(g) copies of all environmental site evaluations and any other reports and written materials relating to the presence or absence of hazardous materials or any other environmental condition at the Property (the "Environmental Reports");

(h) copies of all outstanding contracts of leasing, service, management, supply or maintenance which affect any portion of the Property or its operation, regardless of whether such contracts are assignable;

(i) the items listed on the letter from the Broker (as hereinafter defined) to Purchaser, dated May 1, 2010, a copy of which is annexed hereto and made a part hereof as Schedule 1;

(j) [Intentionally Blank];

(k) copies of tax returns filed by Seller for the years 2007, 2008 and 2009 (if filed);

(l) copies of the Seller's title insurance policy and surveys; and

(m) accounting books and records of Seller regarding property management for the past three years, including accounts payables and accounts receivables with access to named suppliers, lenders, contractors, and employees; including complete access to books and records of the Property Manager.

3.2 Inspection Period.

3.2.1 Purchaser shall have the period commencing on the Effective Date and ending 6:00 p.m. Eastern time on June 2, 2010 (the "Inspection Period") to review the Submission Matters and to enter or to have its authorized representatives and its and their agents, employees and representatives enter upon the Property or any part thereof at any reasonable time, subject to the rights of Tenants and subtenants occupying space in the Property pursuant to the Leases and the Subleases, as the case may be, for the purpose of reviewing the books and records relating to the Property, including all records relating to operating income and expenses of the Property and the originals of any of the Submission Matters submitted to Purchaser, and for the further purpose of conducting physical inspections of the Property and making, at Purchaser's sole risk and expense, such other inspections, examinations, investigations and tests as Purchaser considers appropriate; provided, however, that all such inspections, examinations, investigations and tests shall be conducted pursuant to and in accordance with that certain Access Agreement, dated as of May 5, 2010, between Seller and Purchaser, the terms and provisions of which are hereby incorporated into this Contract by this reference.

3.3 Right of Termination.

3.3.1 During the Inspection Period, Purchaser shall be entitled, for any reason or for no reason in Purchaser's sole and absolute discretion, judgment and opinion, including, without limitation, if Purchaser shall disapprove and be dissatisfied with any aspect of the Property or any Submission Matters, and as its sole remedy, to terminate this Contract by giving written notice to Seller ("Termination Notice") on or before 6:00 p.m. Eastern time on the last day of the Inspection Period, whereupon all of the provisions of this Contract except subsection 3.2.1, and Section 12.1 hereof (the "Surviving Obligations") shall terminate and the Earnest Money (including any accrued interest thereon) shall be returned to Purchaser.  Upon such termination, neither Seller nor Purchaser shall have any further rights, obligations or liabilities hereunder, other than the Surviving Obligations.  If Purchaser fails to deliver written notice of termination by the end of the Inspection Period, this Contract shall be binding and Purchaser shall have no further right to terminate this Contract except as expressly provided herein.

3.4 Assumption of Operating Agreements.  Unless Purchaser terminates this Contract prior to the expiration of the Inspection Period, Purchaser may provide Seller with written notice of those Operating Agreements which are terminable without cause upon written notice or upon sale of the Property and which Purchaser desires to have terminated.  Seller shall, promptly following the expiration of the Inspection Period, deliver notice of termination with respect to all Operating Agreements specified in such notice.  Notwithstanding the foregoing, Seller shall terminate any property management agreement and/or exclusive leasing agreement as of the Closing Date, and such termination shall be a condition to Purchaser's obligation to close the purchase of the Property hereunder.  Notwithstanding the foregoing, it is understood and agreed that (x) Purchaser has instructed Seller to terminate the Operating Agreements listed on Exhibit C annexed hereto and made a part hereof as of Closing (and Seller has agreed to deliver a termination notice with respect to such Operating Agreements as of Closing), and (y) the Operating Agreements listed on Exhibit C hereto require at least 30 days prior notice of termination, accordingly, Purchaser shall assume the Operating Agreements set forth on Exhibit C hereto to the extent such terminations are not effective yet as of Closing due to such notice requirement.

ARTICLE 4

TITLE AND SURVEY

4.1 Title Report.  Seller has delivered to Purchaser and Purchaser has acknowledged receipt of a current preliminary title report from the Title Company, together with all information and documents referred to in the exceptions of such title report (the "Title Report") covering the Real Property and the Improvements.

4.2 UCC Searches.  Seller shall order, within five (5) days following the Effective Date, at Seller's sole cost and expense, current searches of the Uniform Commercial Code records of the Office of the Secretary of State of Delaware covering Seller (collectively, the "UCC Searches"), together with copies of all financing statements which appear thereon, and shall request that a duplicate of the UCC Searches be delivered to Seller's counsel.

4.3 Survey.  Seller has delivered and Purchaser has acknowledged receipt of an as-built ALTA survey of the Real Property dated no more than thirty (30) days prior to the Effective Date (collectively, the "Survey").

4.4 Review of Title and Survey.  Purchaser may advise Seller in writing and in reasonable detail, not later than (a) with respect to matters and exceptions set forth in the Title Report, the UCC Searches or the Survey, five (5) business days prior to the last day of the Inspection Period and (b) with respect to matters and exceptions first raised in any amendment or update to the Title Report or the UCC Searches that could reasonably be expected to materially and adversely impact the Property or are voluntarily created by Seller after the date of the Title Report (unless consented to by Purchaser, such consent not to be unreasonably withheld, conditioned or delayed with respect to matters that are required by law or existing agreements), three (3) business days after its receipt of such amendment or update to the Title Report or the UCC Searches (but no later than the Closing Date), what matters and exceptions shown or referred to in the amended and updated Title Report or any updated or amended UCC Searches, if any, are not acceptable to Purchaser (the "Title Objections").  Seller shall have two (2) business days after receipt of Purchaser's Title Objections to give Purchaser notice that (x) Seller will remove any Title Objections from title (or, if acceptable to the Title Company, in its reasonable judgment, afford the Title Company necessary information or certifications to permit it to insure over such exceptions) or (y) except as provided below, Seller elects not to cause such exceptions to be removed or insured over.  Seller's failure to provide notice to Purchaser as to any Title Objection shall be deemed an election by Seller not to remove the Title Objection.  If Seller so notifies or is deemed to have notified Purchaser that Seller will not remove or insure over any or all of the Title Objections, Purchaser shall have until the expiration of the Inspection Period to determine, as its sole options, whether (i) to proceed with the purchase and take the Property subject to such exceptions that are not to be removed or cured (which exceptions shall then become "Permitted Encumbrances" as defined below) or (ii) to terminate this Contract.  Purchaser's failure to give Seller notice shall be deemed to be an election by Purchaser under clause (i) in the immediately preceding sentence.  If Purchaser timely terminates this Contract in accordance with this Section 4.4, the Title Company shall promptly return the Earnest Money (and all interest thereon) to Purchaser, and neither Seller nor Purchaser shall have any further rights, obligations or liabilities hereunder, other than the Surviving Obligations.  Any title encumbrances or exceptions affecting the Property, including, without limitation, those set forth in the Title Report, the UCC Searches or on the Survey which Purchaser does not object in writing during the review periods provided above in this Section 4.4 shall be deemed to be permitted exceptions to title ("Permitted Encumbrances").  In all cases, the following exceptions shall also be deemed "Permitted Encumbrances" in addition to the matters defined as such in the preceding sentences: (A) liens for real estate taxes and assessments that are not yet due and payable (or substantially comparable language), (B) rights of the Tenants under the Leases and subtenants under the Subleases, (C) recorded lease and sublease documents, including subordination, nondisturbance and attornment agreements, (D) zoning, building and other governmental and quasi-governmental laws, codes and regulations, and (E) any matter pertaining to the REA.

4.5 Cure of Objections to Status of Title.  In the event there are Title Objections that Seller has elected to remove or cure as provided in Section 4.4 above and Purchaser has not terminated the Contract, Seller shall have until the originally-scheduled Closing Date or may adjourn the originally-scheduled Closing Date for up to 30 days (the "Cure Period") to remove or cure such Title Objections, and the removal or cure of such Title Objections shall be a condition to Purchaser's obligation to close the purchase of the Property hereunder.  If Seller fails to remove or cure such Title Objections or any of the Must Cure Matters (as defined below) by the originally-scheduled Closing Date (as may be adjourned), then, Purchaser, as its sole remedy, may terminate this Contract by written notice to Seller on or before the Closing Date (as may be adjourned), in which event the Earnest Money (including any accrued interest thereon) shall be returned to Purchaser and neither Seller nor Purchaser shall have any further rights, obligations or liabilities hereunder, other than the Surviving Obligations. Notwithstanding the foregoing, Seller shall, at its sole cost and expense, without any written demand being required from Purchaser: (i) cancel the internal master lease ("Master Lease") between Seller and AJ Irvine Tenant Corporation ("Master Lessee") of the Property and cause to be terminated any recorded memoranda of such Master Lease, and (ii) cause to be terminated and discharged the mortgage encumbering the Property in favor of Bank of America and any other loan documents recorded with respect to the loan secured by such mortgage, or (iii) any monetary lien on the Real Property affirmatively created by Seller (collectively, the "Must Cure Matters"); provided, however, that (x) Seller shall have no obligation whatsoever to discharge or terminate any Must Cure Matter related to the REA, and (ii) in lieu of discharging or terminating any Must Cure Matter, Seller may cause the Title Company to insure Purchaser's title to the Real Property without exception for any Must Cure Matter.

4.6 Evidence of Title.  Delivery of title in accordance with the foregoing (and subject to the Permitted Encumbrances) shall be evidenced by the willingness of the Title Company to issue, at Closing, its extended coverage Owner's ALTA Policy of Title Insurance in the amount of the Purchase Price showing title to the Real Property vested in Purchaser, subject only to the Permitted Encumbrances (the "Title Policy").  The Title Policy may contain such endorsements as reasonably required by Purchaser, provided that the issuance of such endorsements shall not be a condition to Purchaser's closing obligations hereunder.  It is an express condition to Purchaser's obligation to close the purchase of the Property hereunder that the Title Company (or another reputable title company licensed in the State of California chosen by Seller and reasonably acceptable to Purchaser) issues the Title Policy or is irrevocably bound and committed to issue the Title Policy at Closing.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

5.1 Seller's Representations.  Seller represents and warrants to Purchaser as of the Effective Date (subject to terms of Section 7.2.5(b)(ii) hereof) as follows:

5.1.1 Seller is duly organized, validly existing and in good standing under the laws of the state of its creation, and is qualified or registered to do business and is in good standing in the state in which the Property is located, with full power and authority to enter into and execute this Contract and to consummate the transactions contemplated hereby.  Seller has received all requisite organizational, Governmental Authority, and other third-party approvals (including the final approval of any lender or lenders whose lien encumbers the Property) necessary for the execution of this Contract, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby, and this Contract constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.  To Seller's actual knowledge, neither the execution of this Contract nor the performance of Purchaser of its obligations hereunder will violate, be in conflict with result in a breach of, or constitute any event of default or default under:  (a) any law applicable to Seller, or (b) any loan or financing agreement or any other material agreement (including Seller's organizational documents) affecting the Seller and/or the Property.

5.1.2 To Seller's actual knowledge, Seller has not engaged in or knowingly permitted any operations or activities upon, or any use or occupancy of the Property for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping, or disposal of any Hazardous Materials in violation of Applicable Laws.  To Seller's actual knowledge, Seller has received no written notice from any Governmental Authority of any material violation of any Applicable Laws (including, without limitation, any laws, rules or regulations pertaining to the protection of the environment or Hazardous Materials) which has not been cured.  To Seller's actual knowledge, Seller has delivered or made available to Purchaser copies of all environmental reports, tests, evaluations, studies and assessments (including any available Phase I or Phase II environmental site assessments), and any material correspondence relating to material environmental matters, with respect to the Property, to the extent in each case in the possession or control of Seller or the Property Manager.

5.1.3 To Seller's actual knowledge, except as disclosed to Purchaser in the Title Report or Exhibit D hereto, there are no actions, suits, or proceedings pending or to Seller's actual knowledge, threatened in writing in any court or before or by any Governmental Authority against or affecting the Property.

5.1.4 There are no pending eminent domain or condemnation proceedings against the Property or any part thereof and to Seller's actual knowledge, no such proceedings are presently threatened in writing or contemplated by any authority with the power of eminent domain.

5.1.5 Master Lessee is, and as of the Closing Date Seller will be, the owner of the lessor's interest under the applicable Leases and neither Master Lessee nor Seller has made any assignment of Seller's interest in the Leases, other than in connection with the Master Lease.

5.1.6 Seller is not a party to any agreements pursuant to which any leasing commissions are due and owing with respect to the current term of any of the Leases, or which may be owed by Purchaser after Closing.

5.1.7 The list of Leases set forth on Exhibit B constitutes all of the Leases (and specifically excludes any Subleases), currently in effect with respect to the Property.  To Seller's actual knowledge, there are no Subleases currently in effect with respect to the Property except for the Subleases listed on Exhibit B-1 hereto.  There are no other leases or occupancy agreements to which Seller is a party or to which, to Seller's knowledge, any predecessor-in-title of Seller is a party currently affecting the Property other than the Leases.  Seller has delivered or made available to Purchaser true, correct and complete copies of the Leases, and to Seller's actual knowledge, the Subleases.  As of the date hereof, to Seller's actual knowledge, Seller has not received any written notice that any Tenant, Subtenant or any guarantor of any Lease or Sublease has, during the term of its Lease or Sublease (as applicable), filed for bankruptcy, voluntarily or involuntarily, or been adjudicated bankrupt or admitted in writing its inability to pay its debts as they become due.  Except as disclosed on Exhibit B or Exhibit B-1:

(a) All of the Leases are in full force and effect, there are no outstanding notices of default by Seller to any Tenant and, to Seller's actual knowledge, Seller has not received any written notices of outstanding defaults by either the landlord or the respective Tenant or Subtenant under any Lease or Sublease (as applicable);

(b) None of the Leases have been modified or amended.  For purposes of the foregoing, estoppel certificates and subordination, nondisturbance and attornment agreements are not deemed to be modifications or amendments of Leases and may not be disclosed in Exhibit B hereto;

(c) Seller has not received written notification that there are any pending claims asserted by any Tenants for offsets against rent or any other monetary claims against the landlord.  There are no unpaid tenant improvement allowances or unpaid leasing commissions owed with respect to any Lease.

5.1.8 Except as disclosed on Exhibit D annexed hereto and made a part hereof, Seller has not received written notification that there are any pending claims asserted against Seller under the that certain Declaration and Grant of Easements and Reciprocal Easement Agreement, dated December 14, 2000, and recorded January 18, 2001 in the Official Records of Orange County, California ("Official Records"), as Instrument No. 20010029308, as amended by that certain Amendment No. 1 to Declaration and Grant of Easements and Reciprocal Easement Agreement recorded September 27, 2001, in the Official Records as Instrument No. 20010684534 (the "REA").

5.1.9 Seller is not a foreign person subject to withholding tax as required by Section 1445 of the Internal Revenue Code.

5.1.10 Seller is not an employee benefit plan (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") and none of its assets constitutes or will constitute (or are or will be deemed, for purposes of ERISA or Section 4975 of the Code, or, if applicable, any substantially similar federal, state, local or foreign law, to constitute) assets of any such Plan.  Seller has no employees at the Property.

5.1.11 To Seller’s actual knowledge, Seller is not a party to any Operating Agreement which will not be terminated as of Closing other than the Operating Agreements listed on Exhibit C hereto.  To Seller's actual knowledge, Seller has delivered or made available to Purchaser true and correct copies of such Operating Agreements listed on Exhibit C hereto.

5.2 Seller's Knowledge.  When used in this Contract or in any certificate or other document delivered pursuant hereto, the phrase "to the best of Seller's knowledge," "to Seller's knowledge," or derivations thereof shall be construed to mean the current, actual knowledge of Scott Bennett without any obligation to make investigation or inquiry regarding the Property other than of Janine Padia of Professional Real Estate Services, Inc., and without obligation to make any investigation of the files, documents or studies in the possession of other persons, and shall not include any knowledge which may be imputed to Seller or of any other person.  Seller represents that Scott Bennett is the person charged with responsibility for supervising the management, operation and disposition of the Property by Seller.  Purchaser acknowledges that the individuals named above are named solely for the purpose of defining and narrowing the scope of Seller's knowledge and not for the purpose of imposing any liability on or creating any duties running from such individuals to Purchaser.  Purchaser covenants that it will bring no action of any kind against such individuals, related to or arising out of these representations and warranties.

5.3 Purchaser's Representations.  Purchaser represents and warrants to Seller as of the Effective Date and as of the Closing Date, as follows:

5.3.1 Purchaser is duly organized, validly existing and in good standing under the laws of the state of its formation and is, or will be as of Closing, qualified to do business and in good standing in the state in which the Property is located, with full power and authority to enter into and execute this Contract and to consummate the transactions contemplated hereby.  Purchaser has received all requisite entity approvals necessary for the execution of this Contract and the consummation of the transactions contemplated hereby and this Contract constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting debtors' and creditors' rights generally and general equitable provisions.

5.3.2 To Purchaser's knowledge, neither the execution of this Contract nor the performance by Purchaser of its obligations hereunder will violate, be in conflict with, result in a breach of  or constitute (with due notice or lapse of time, or both) a default under any law applicable to Purchaser.

5.4 Survival.  The representations and warranties made by Seller in this Contract, including in Section 5.1 and 12.1 hereof, and the representations and warranties made by Purchaser in this Contract, including in Section 5.3 hereof shall be effective as of the Effective Date and continue in full force and effect after the Closing for a period of six (6) months; provided, however, that any claim arising by reason of a claimed breach of such representations and warranties must be stated in a written notice to Seller and filed in a court of competent jurisdiction on or before the date which is six (6) months from the Closing Date.  Notwithstanding the foregoing, if, prior to the Closing, Purchaser obtains actual knowledge that any representation or warranty of Seller is inaccurate and Purchaser nonetheless proceeds with the Closing, Seller shall have no liability for any such matter as to which Purchaser had actual knowledge prior to Closing.  When used in this Contract or in any certificate or other document delivered pursuant hereto, the phrase "to the best of Purchaser's knowledge," "to Purchaser's knowledge," or derivations thereof shall be construed to mean the current, actual knowledge of any of the following individuals (the "Purchaser Knowledge Individuals"):  Paul Twardowski and Ray Lawler, without any obligation to make investigation or inquiry regarding the Property, and without obligation to make any investigation of the files, documents or studies in the possession of other persons, and shall not include any knowledge which may be imputed to Purchaser or of any other person.  Purchaser represents that the Purchaser Knowledge Individuals are the individuals charged with responsibility for supervising the acquisition of the Property by Purchaser.

5.5 Limitation of Seller's Liability.  Notwithstanding any other provision of this Contract, any agreement or other instrument contemplated by this Contract, in no event will Seller's liability to Purchaser under this Contract or the agreement and documents contemplated hereby, or any rights which Purchaser might otherwise have at law, in equity, by statute, or otherwise exceed the amount of the Holdback, except for the claims made under Article 12 hereof, adjustments made under Section 7.2.6 or for claims for fraud or willful or intentional misrepresentation of the representations set forth in Section 5.1 hereof (which shall not be subject to the limitations of this Section 5.5).  Without limiting the generality of the foregoing, the general and limited partners, employees, agent or affiliate of Seller will not in any manner be personally or individually liable for the obligations of Seller hereunder or for any claims related to this Contract, any agreement or other instrument contemplated by this Contract, or the Property.  The provisions of this Section 5.5 shall survive the Closing.

5.6 As Is; Release.  (a)                                Purchaser acknowledges that Purchaser will have the opportunity to independently and personally inspect the Property and that Purchaser has entered into this Contract based upon its ability to make such examination and inspection.  The Property is to be sold to and accepted by Purchaser at Closing in its then present condition "AS IS, WITH ALL FAULTS, (WHETHER LATENT, PATENT OR DETECTABLE OR NOT) AND WITHOUT ANY WARRANTY WHATSOEVER, EXPRESS OR IMPLIED", and without any reduction in the Purchase Price for any change in the physical or financial condition occurring from and after the Effective Date except for the express representations and warranties of Seller contained in Section 5.1 and elsewhere in this Contract.  Notwithstanding anything contained herein to the contrary, it is understood and agreed that, except for the express representations and warranties of Seller contained in Section 5.1 and elsewhere in this Contract, Seller and Seller's agents or employees have not made and are not now making, and they specifically disclaim, any warranties, representations or guaranties of any kind or character, express or implied, oral or written, past, present or future, with respect to the Property, including, but not limited to, warranties, representations or guaranties as to (1) matters of title; (2) environmental matters of any kind relating to the Property, the Land or the Improvements or any portion thereof (including the condition of the soil or groundwater beneath the Property); (3) geological conditions, including, without limitation, subsidence, subsurface conditions, water table, underground water reservoirs, limitations regarding the withdrawal of water and earthquake faults and the resulting damage of past and/or future earthquakes; (4) whether, and to the extent to which the Property or any portion thereof is affected by any stream (surface or underground), body of water, flood prone area, flood plain, floodway or special flood hazard; (5) drainage; (6) soil conditions, including the existence of instability, past soil repairs, soil additions or conditions of soil fill, or susceptibility to landslides, or the sufficiency of any under shoring; (7) zoning to which the Property or any portion thereof may be subject; (8) the availability of any utilities to the Property or any portion thereof including, without limitation, water, sewage, gas and electric; (9) usages of adjoining property; (10) access to the Property or any portion thereof, (11) the value, compliance with the plans and specifications, size, location, age, use, design, quality, description, suitability, structural integrity, operation, title to, or physical or financial condition of the Property or any portion thereof, or any income, expenses, charges, liens, encumbrances, rights or claims on or affecting or pertaining to the Property or any part thereof; (12) the presence of Hazardous Materials (hereinafter defined) in or on, under or in the vicinity of the Property; (13) the condition or use of the Property or compliance of the Property with any or all past, present or future federal, state or local ordinances, rules, regulations or laws, building, fire or zoning ordinances, codes or other similar laws; (14) the existence or non-existence of underground storage tanks; (15) any other matter affecting the stability or integrity of the Real Property; (16) the potential for further development of the Property; (17) the existence of vested land use, zoning or building entitlements affecting the Property; (18) the REA; (19) the merchantability of the Property or fitness of the Property for any particular purpose (Purchaser affirming that Purchaser has not relied on Seller's or Seller's agents' or employees' skill or judgment to select or furnish the Property for any particular purpose, and that Seller makes no warranty that the Property is fit for any particular-purpose); or (19) tax consequences.  EXCEPT AS EXPRESSLY SET FORTH HEREIN, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND TO PURCHASER, INCLUDING, WITHOUT LIMITATION, THE PHYSICAL CONDITION OF THE PROPERTY AND ANY IMPROVEMENTS LOCATED THEREON, OR THEIR SUITABILITY FOR ANY PARTICULAR PURPOSE OR OF MERCHANTABILITY.  PURCHASER SHALL RELY ON ITS INVESTIGATIONS OF THE PROPERTY IN DETERMINING WHETHER TO ACQUIRE IT.

(b) Seller and its partners, shareholders, officers, directors, agents, employees, Property Manager, controlling persons and affiliates (individually a "Seller Party" and collectively the "Seller Parties") are hereby released from all responsibility and liability regarding the condition (including the presence in the soil, air, structures and surface and subsurface waters, of materials or substances that have been or may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and that may need to be specially treated, handled and/or removed from the Property under current or future federal, state and local laws, regulations or guidelines), valuation, salability or utility of the Property, or its suitability for any purpose whatsoever, excluding, however, any right to implead Seller only in connection with any third-party personal injury or personal property claims brought against Purchaser arising from the period during Seller's ownership of the Property which were not caused by Purchaser's actions and/or inactions.  Without limitation, Purchaser specifically releases Seller from any claims it may have against Seller now or in the future under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601 et seq., as amended; the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et  seq.,  as amended; any other analogous state or federal statute; and common law arising from the environmental conditions of the Property or the presence of Hazardous Materials, solid wastes, or any other pollutants or contamination the Property; provided, however, that the foregoing release shall not apply to Seller only with respect to (1) the representations and warranties of Seller contained in this Contract, and (x) Seller's express covenants (1) contained herein which expressly survive the Closing hereunder, and (y) contained in any closing documents delivered in connection with this Contract that expressly survive the Closing.

(c) Except as set forth in Section 5.1 hereof, Purchaser acknowledges that any information of any type which Purchaser has received or may receive from any Seller Party, including, without limitation, any environmental reports and surveys, is furnished on the express condition that Purchaser shall make an independent verification of the accuracy of such information, all such information being furnished without any warranty whatsoever.

5.7 THE PROVISIONS OF THIS SECTION ARE A MATERIAL PART OF THE CONSIDERATION FOR SELLER'S ENTERING INTO THIS CONTRACT, AND SHALL SURVIVE CLOSING.

ARTICLE 6

CONDITIONS TO CLOSING

6.1 Tenant Estoppel.

6.1.1 Estoppel Requirement.  Subject to the further terms of this Article 6, it shall be a condition to Closing that Purchaser shall have received an executed estoppel certificate from the Tenant listed on Exhibit B hereto (a "Tenant Estoppel").  Seller agrees to use commercially reasonable best efforts to obtain the Tenant Estoppel.  In the event that Seller is unable to deliver the required Tenant Estoppel by the Closing Date, Purchaser may either:  (a) elect not to purchase the Property, at which time the Earnest Money (including any accrued interest thereon) shall be returned to Purchaser and this Contract shall be null and void and neither party shall have any further rights or obligations under this Contract, except for the Surviving Obligations; or (b) elect to purchase the Property notwithstanding Purchaser's failure to receive the required Tenant Estoppel, in which event Purchaser shall be deemed to have waived the condition contained in this Section 6.1.1 (and Purchaser's failure to elect option (b) above in writing prior to Closing shall be deemed an election of option (a)).  Seller agrees to use commercially reasonable efforts to obtain an estoppel certificate from Backbone Entertainment under its Sublease (it being understood and agreed that (i) it shall not be a condition to Purchaser's obligation to Closing that Purchaser shall have received an estoppel certificate from Backbone Entertainment, and (ii) Seller shall not be required to expend any funds or incur any liability whatsoever to obtain such estoppel certificate from Backbone Entertainment).

6.1.2 Procedures for Obtaining Estoppel Letters.

(a) The form of Tenant Estoppel is annexed hereto and made a part hereof as Schedule 3.  As soon as reasonably practicable, but in any event no later than seven (7) business days prior to the end of the Inspection Period, Seller will cause the Property Manager to prepare a draft tenant estoppel for Backbone Entertainment and deliver the same to Purchaser for review and approval.  Purchaser shall have 5 (five) business days to object in writing to Seller to the proposed tenant estoppel.  In the event that Purchaser has not objected in writing to Seller to the proposed tenant estoppel within 5 (five) business days, such tenant estoppel shall be deemed approved and Seller may deliver same to Backbone Entertainment for execution.

(b) Seller shall deliver to Purchaser each executed tenant estoppel received from a Tenant or Backbone Entertainment promptly following receipt thereof.  In the event that Purchaser has not objected in writing to Seller to the executed Tenant Estoppel within two (2) business days, such executed Tenant Estoppel shall be deemed approved.

(c) Purchaser shall have no right to object to an executed Tenant Estoppel solely because (i) the certifications with respect to absence of defaults or rights of offset have been qualified as being to the Tenant's knowledge or as being subject to any similar qualification, (ii) the Lease has not been attached, (iii) the Tenant has substituted its own form of estoppel, so long as the Tenant's form contains substantially the same information as the form estoppel, (iv) Tenant has modified or deleted paragraphs 11, 12 or 13 of the Tenant Estoppel contained on Schedule 3 hereto, or (v) the Tenant has made any other qualifications. to the Tenant Estoppel which are not adverse qualifications.

(d) In the event that the Closing Date is extended (without implying any obligation on the part of either party to grant such an extension), the executed estoppels approved by Purchaser shall remain approved through the extended Closing Date.

6.2 REA Estoppel.

6.2.1 Estoppel Requirement.  Subject to the further terms of this Article 6, it shall be a condition to Closing that Purchaser shall have received an executed estoppel certificate (the "REA Estoppel") from the owner of Parcel B under the REA.  In the event that Seller is unable to deliver the REA Estoppel by the Closing Date, then, in any such event, Purchaser may either:  (a) elect not to purchase the Property, at which time the Earnest Money (including any accrued interest thereon) shall be returned to Purchaser and this Contract shall be null and void and neither party shall have any further rights or obligations under this Contract, except for the Surviving Obligations; or (b) elect to purchase the Property notwithstanding Purchaser's failure to receive the REA Estoppel, in which event Purchaser shall be deemed to have waived the condition contained in this Section 6.2.1 (and Purchaser's failure to elect option (b) above in writing prior to Closing shall be deemed an election of option (a)).

6.2.2 Procedures for Obtaining the REA Estoppel.

(a) Within two (2) days after the Effective Date, Seller shall deliver the REA Estoppel (in the form attached hereto and made a part hereof as Schedule 2) to the owner of Parcel B under the REA.

(b) Seller shall deliver to Purchaser the executed REA Estoppel promptly following receipt thereof.  In the event that Purchaser has not objected in writing to Seller to the REA Estoppel within two (2) business days, such executed REA Estoppel shall be deemed approved.

(c) Purchaser shall have no right to object to the executed REA Estoppel solely because (i) the certifications with respect to absence of defaults or rights of offset have been qualified as being to the owner's knowledge or as being subject to any similar qualification, (ii)  the owner of Parcel B has substituted its own form of estoppel, so long as the owner's form contains substantially the same information as the form REA Estoppel, or (iii) the owner of Parcel B has made any other qualifications to the REA Estoppel which are not material adverse qualifications; it being understood and agreed that in no event shall Purchaser have the right to object to the REA Estoppel on account of any matter disclosed in Exhibit D hereto.

(d) In the event that the Closing Date is extended (without implying any obligation on the part of either party to grant such an extension), the executed REA Estoppel approved by Purchaser shall remain approved through the extended Closing Date.

ARTICLE 7

CLOSING

7.1 Closing Date.  Subject to the satisfaction of all conditions precedent to Closing as set forth in Section 7.2.5 below, the consummation of the purchase and sale of the Property pursuant to the terms of this Contract (the "Closing") shall be consummated through an escrow with the Title Company no later than June 7, 2010, or at such earlier date and time as may be mutually agreed upon in writing by Seller and Purchaser (the "Closing Date").  The wire transfer of the cash portion of the Purchase Price shall be deposited with the Title Company no later than 2:00 p.m. Eastern time on the Closing Date.

7.2 Closing Matters.

7.2.1 Seller's Closing Documents.  At Closing, Seller shall execute, deliver and acknowledge the following documents and deposit the same with the Title Company:

(a) A deed (the "Deed") in the form of Exhibit F annexed hereto and made a part hereof, modified to the extent necessary to conform with recording and other similar requirements of the State of California and County of Orange, subject only to a lien for ad valorem taxes for the year of Closing not yet due and payable and the Permitted Encumbrances;

(b) A bill of sale and assignment of Seller's interest in and to all the Leases, Operating Agreements and other elements of the Property described therein (the "Assignment") in the form of Exhibit G annexed hereto and made a part hereof;

(c) An affidavit with respect to Seller's status as a United States taxpayer in the form of Exhibit H annexed hereto and made a part hereof;

(d) A notice of sale ("Sale Notice"), in a form prepared by Purchaser, reasonably satisfactory to Seller and Purchaser, addressed to each Tenant and advising them of the sale of the Property and the address to which rent should be paid and notices should be sent after Closing;

(e) An owner's affidavit of title in favor of the Title Company, in the form of Exhibit I annexed hereto and made a part hereof (subject to de minimus modifications);

(f) The Escrow Agreement;

(g) A California 593-C Certificate;

(h) the Closing Statement; and

(i) Such other documents reasonably requested by Title Company to evidence Seller's authority to sell the Property contemplated hereby.

7.2.2 Other Closing Actions by Seller.  In addition to the documents to be executed and delivered by Seller pursuant to Section 7.2.1, at Closing Seller shall:

(a) To the extent available and in Seller's or Property Manager's possession, deliver to Purchaser at the Closing or at the Property originals of the Leases, the Subleases, the Operating Agreements to be assumed by Purchaser, the Warranties and the other Submission Matters;

(b) Deliver possession of the Property to Purchaser, subject to the rights of Tenants and the Permitted Encumbrances;

(c) Deliver all available keys then in Seller's possession to locks located in the Improvements to Purchaser; and

(d) Deliver such evidence of the authority and capacity of Seller and its representatives as Purchaser, Purchaser's counsel or the Title Company may reasonably require.

7.2.3 Purchaser's Closing Documents.  At Closing, Purchaser shall execute, deliver and acknowledge the following documents and deposit the same with the Title Company:

(a) The Assignment;

(b) The Sale Notice;

(c) The Closing Statement;

(d) The Escrow Agreement; and

(e) Such other and documents as may be reasonably required by the Seller or Title Company to consummate the purchase of the Property contemplated hereby.

7.2.4 Other Closing Actions by Purchaser.  In addition to the documents to be executed, delivered and acknowledged by Purchaser pursuant to Section 7.2.3, Purchaser shall, no later than 2:00 p.m. Eastern time on the Closing Date:

(a) Deliver the Purchase Price to the Title Company (less the amount of Earnest Money (including any accrued interest thereon) on deposit); and

(b) Deliver such evidence of the authority and capacity of Purchaser and its representatives as Seller, Seller's counsel or the Title Company may reasonably require.

7.2.5 Conditions Precedent.

(a) Seller's obligations under this Contract are subject to satisfaction of the following conditions precedent which may be waived in writing in whole or in part by Seller, on or before the Closing Date:

(i) Purchaser shall have paid or tendered payment of the Purchase Price pursuant to the terms hereof;

(ii) Purchaser shall have delivered to or for the benefit of Seller, on or before the Closing Date, all of the documents and items required to be delivered by Purchaser pursuant to Section 7.2.3 and 7.2.4 hereof, and Purchaser shall have performed all of its obligations hereunder to be performed on the Closing Date; and

(iii) All of Purchaser's representations and warranties made in this Contract shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if then made.

(b) Purchaser's obligations under this Contract are subject to the satisfaction of the following conditions precedent which may be waived in writing in whole or in part by Purchaser, on or before the Closing Date:

(i) Seller shall have delivered to or for the benefit of Purchaser, on or before the Closing Date, all of the documents and items required to be delivered by Seller pursuant to Section 7.2.1 and 7.2.2 hereof and Seller shall have performed all of its obligations hereunder to be performed on the Closing Date;

(ii) All of Seller's representations and warranties contained in this Contract shall be true and correct in all material respects as of the Closing Date (it being understood and agreed that if (x) at any time prior to the expiration of the Inspection Period Seller has any knowledge that the representations or warranties contained in this Contract are not true or correct, and (y) Seller provides notice of such facts to Purchaser, then, in any such event, (A) Seller's representations and warranties contained in this Contract shall be deemed modified by such facts, and (B) after the expiration of the Inspection Period, Purchaser shall have no right to terminate this Contract on account of any such new facts identified by Seller prior to the expiration of the Inspection Period);

(iii) The Title Company shall have issued or shall be irrevocably bound and committed to issue the Title Policy with liability in the amount of the Purchase Price insuring title to the Real Property vested in Purchaser as required under Section 4.6 hereof;

(iv) Seller shall have delivered to Purchaser the Tenant Estoppel as required by Section 6.1 hereof;

(v) Seller shall have delivered to Purchaser the REA Estoppel as required by Section 6.2 hereof; and

(vi) Seller shall deliver evidence of the termination of all Operating Agreements subject to the terms of Section 3.4 hereof.

7.2.6 Prorations and Adjustments.  All rentals, revenues and other income generated by the Property and (except to the extent such items are to paid directly by Tenant pursuant to the terms of the Lease) all utilities, real estate taxes, maintenance charges and other operating expenses incurred in connection with the ownership, management and operation of the Property shall be paid or shall be prorated between Seller and Purchaser in accordance with the provisions set forth below.  For purposes of such prorations and adjustments, Purchaser shall be deemed to own the Property as of 12:00 a.m. on the Closing Date and therefore be entitled to any revenues and be responsible for any expenses for the entire Closing Date.  Any apportionments and prorations which are not expressly provided for below shall be made in accordance with the customary practice in the area in which the Property is located.  Seller and Purchaser shall prepare a schedule of adjustments at least three (3) business days prior to the Closing Date and shall be part of the settlement statement for the transaction (the "Closing Statement").  Any net adjustment in favor of Purchaser shall be credited against the Purchase Price at the Closing.  Any net adjustment in favor of Seller shall be paid in cash at the Closing by Purchaser to Seller.  A copy of the Closing Statement agreed upon by Seller and Purchaser shall be executed and delivered by Seller and Purchaser at the Closing.

(a) Monthly rents (including fixed and additional rent paid on a monthly basis) for the month in which the Closing occurs shall be prorated on a cash basis on the basis of the actual number of days in the month during which the Closing occurs.

(b) Ad valorem taxes (real and personal) for the tax year during which the Closing occurs shall be prorated and adjusted at Closing on a cash basis (it being understood and agreed that Seller has paid such taxes for the tax year in which Closing will occur, and, accordingly, if Tenant and the owner of Parcel B reimburse Seller for such taxes paid by Seller, then, in such event, there shall not be a proration for such taxes at Closing).  Any refund or credit of real property taxes for the year prior to the year of Closing shall remain the sole property of Seller (except to the extent such refund or credit is the property of a Tenant or Owner of Parcel B pursuant to the terms of the applicable Lease) and, if paid or credited to Purchaser, shall be promptly paid to Seller.  Seller shall be entitled to its pro rata share of any refund or credit of real property taxes for the year in which the Closing occurs, and Purchaser shall pay same promptly following receipt of such refund or credit.

(c) (i) To the extent Tenants are reimbursing Seller for common area maintenance, parking and other operating expenses (collectively, "CAM Charges"), CAM Charges that will become due and payable with respect to the year in which the Closing occurs (the "CAM Lease Year"), including quarterly or annual payments, reconciliations and so called "rebillings" or "true ups", shall be prorated at Closing on an accrual basis.  If the amounts of such additional rent cannot be determined as of the Closing Date or have not yet been billed to Tenants or the owner of Parcel B, then the proration shall be done on the basis of actual amounts to the extent available, and otherwise on the basis of a reasonable estimate by Seller and Purchaser of the amount expected to be due thereon.  If proration is based upon estimates, then a further adjustment shall be made after the Closing when actual amounts are known.  In the event that Seller has received CAM Charges payments in excess of its actual CAM Charges for the CAM Lease Year, Purchaser shall be entitled to receive a credit against the Purchase Price for the excess.  In the event that the Seller has received CAM Charges payments less than its actual CAM Charges, to the extent that the Leases provide for a "true up" at the end of the CAM Lease Year, Seller shall be entitled to receive any deficit, but only after Purchaser has received any true up payment from Tenant or the owner of Parcel B, as the case may be.  Upon receipt by either party of any CAM Charges true up payment from Tenant or the owner of Parcel B, as the case may be, the party receiving the same shall provide to the other party its allocable share of the true up payment within five (5) business days of the receipt thereof.

(ii) Purchaser and Seller acknowledge and agree that (w) Seller has paid for insurance at the Property for period in which the Closing will occur, (x) Tenant and the owner of Parcel B have reimbursed Seller for the cost of such insurance, (y) accordingly, there shall be no proration for insurance at Closing, and (z) Seller (not Purchaser) shall reimburse within ninety (90) days of the Closing Tenant and the owner of Parcel B their proportionate share of any refund received by Seller on account of any insurance coverage cancelled at Closing, to the extent required under the Lease and/or the REA.

(d) Additional rent for services provided or damages, including electricity, HVAC, steam, water, cleaning, overtime services, sundry charges, indemnity payments and similar charges, shall be prorated based on the period during which such additional rent accrued.

(e) All costs, expenses, charges and fees relating to the ownership, management, operation, maintenance and repair of the Property, including electricity, gas, water and sewer charges, telephone and other public utilities, common area maintenance charges, personal property taxes, excise taxes on rent, business occupational taxes, charges payable under Operating Agreements, fees payable under transferable licenses for the operation of the Property and other items (except to the extent Tenant is responsible for paying same directly), shall be prorated on a cash basis as of the Closing Date based upon the actual number of days in the month during which the Closing occurs.  To the extent feasible, utility meters (except to the extent accounts are in the name of Tenant) shall be read on the date prior to the date of Closing and all utilities thereafter used shall be paid for by Purchaser and all utilities theretofore used shall be paid by Seller.

(f) Purchaser shall pay Seller a sum equal to all outstanding cash utility deposits, if any, paid by Seller in connection with the Property upon delivery by Seller of satisfactory evidence of same and Seller shall assign all of its rights to those deposits to Purchaser.

(g) Any post-Closing adjustments shall be made as soon as practicable after the Closing.  Purchaser shall provide an accounting, accompanied by reasonable documentary evidence of the rents, revenues and expenses in question.

(h) Payments under the REA shall be prorated at Closing on an accrual basis.  If the amounts of such payments under the REA have not been determined as of the Closing Date or have not yet been billed to the owner of Parcel B under the REA, then the proration shall be done on the basis of actual amounts to the extent available, and otherwise on the basis of a reasonable estimate by Seller of the amount expected to be due thereon.  If proration is based upon estimates, then a further adjustment shall be made after the Closing when actual amounts are known.

(i) A final reconciliation of the prorated items shall be made by Purchaser and Seller no later than six (6) months after Closing.  The provisions of this Section 7.2.6 shall survive the Closing for a period of six (6) months.

7.3 Closing Costs.  Seller shall pay the cost of the Survey, and it shall pay the escrow fee charged by the Title Company, any documentary transfer taxes, its share of the prorations as set forth in Section 7.2.6 hereof and its own attorney's fees.  Purchaser shall pay the costs of all inspections undertaken by it pursuant to ARTICLE 3 hereof, all fees and charges for recording the Deed and any other instruments to be filed or recorded at Closing, its proportionate share of the prorations as set forth in Section 7.2.6 hereof, and its own attorney's fees.  The base cost of a CLTA Title Policy shall be paid by Seller.  The incremental cost of an extended coverage ALTA Title Policy and any endorsements requested by Purchaser shall be paid by Purchaser.  Except as otherwise provided in this Section, all other expenses hereunder shall be paid by the party incurring such expenses.

ARTICLE 8

DAMAGE TO PROPERTY

8.1 Casualty; Condemnation.  Seller agrees to give Purchaser prompt notice of any casualty affecting the Land, the Improvements or the Personalty between the date hereof and the Closing Date or of any actual or threatened (in writing) taking or condemnation of all or any portion of the Land or the Improvements.

8.1.1 If prior to the Closing there shall occur:

(a) damage to the Property caused by fire or other casualty which would cost  $1,500,000 or more to repair or restore, as reasonably determined by Seller in good faith or any such damage that would allow the Tenant listed on Exhibit B to terminate its Lease, in connection with such damage ("Material Casualty"); or

(b) the taking or condemnation of all or any portion of the Land and/or the Improvements that would allow the Tenant listed on Exhibit B to terminate its Lease, or would materially interfere with the continuing use of the Improvements for its permitted use ("Material Taking");

then, in any such event, Purchaser may give notice to Seller within ten (10) days after Purchaser has received the notice referred to above or at the Closing, whichever is earlier, stating whether or not Purchaser intends to terminate this Contract by reason of such Material Casualty or Material Taking ("Casualty/Condemnation Termination Notice").  If Purchaser does not timely give a Casualty/Condemnation Termination Notice, then the Closing shall take place as provided herein without abatement of the Purchase Price, and Seller shall assign to Purchaser at the Closing without recourse or warranty all interest of Seller in and to any insurance proceeds or condemnation awards which may be payable to Seller on account of any such occurrence and Purchaser shall receive as a credit against the Purchase Price the amount of any unpaid deductible applicable to such insurance proceeds (less any portion of the deductible that has been applied to covered losses).

8.1.2 If prior to the Closing there shall occur damage to the Property other than a Material Casualty, or a taking or condemnation other than a Material Taking, then, in any such event, Purchaser shall be obligated to close title with respect to the Property pursuant to this Contract, but there shall be assigned to Purchaser at Closing without recourse or warranty all interest of Seller in and to any insurance proceeds or condemnation awards which may be payable to Seller on account of any such occurrence and Purchaser shall receive as a credit against the Purchase Price the amount of any unpaid deductible applicable to such insurance proceeds (less any portion of the deductible that has been applied to covered losses).

ARTICLE 9

INTERIM AND POST-CLOSING RESPONSIBILITIES

9.1 Interim Responsibilities.

9.1.1 Management of the Property.  Seller agrees that during the period between the Effective Date and the Closing Date:

(a) Seller will manage the Property or will cause the Property to be managed under policies substantially similar to those existing prior to the Effective Date; provided, however, that Seller shall have no obligation to make any capital improvements or replacements to the Property or any portion thereof;

(b) Prior to the expiration of the Inspection Period, Seller shall not enter into any new Lease or any amendment or modification (including termination) of any existing Lease (or consent to any new Sublease or any amendment or modification to any Sublease), other than an amendment to evidence Tenant's exercise of a right to renewal, extension or expansion in accordance with the terms set forth in the Lease, without Purchaser's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned.  After the expiration of the Inspection Period, Seller shall not enter into any new Lease or any amendment or modification (including termination) of any existing Lease (or consent to any new Sublease or any amendment or modification to any Sublease), other than an amendment to evidence Tenant's exercise of a right to renewal, extension or expansion in accordance with the terms set forth in the Lease, without the prior written consent of Purchaser, which consent shall be granted or withheld in Purchaser's sole and absolute discretion;

(c) Seller will maintain property and liability insurance coverage in the ordinary course of Seller's business with respect to the Property from the date hereof through the Closing Date or earlier termination of this Contract;

(d) Seller will not grant any lien or cause any instrument to be recorded that would further encumber the Property in any manner, other than subordination, non-disturbance and attornment agreements with respect to Leases entered into in accordance with the terms hereof or liens or encumbrances to be discharged as of the Closing Date;

(e) Seller shall provide prompt notice of any material actions, suits, or proceedings (including any eminent domain or condemnation proceeding) pending or to Seller's actual knowledge, threatened in writing in any court or before or by any Governmental Authority against or affecting the Property which arise after the date hereof and of which Seller has actual knowledge of, except as disclosed to Purchaser in the Title Report or Exhibit D hereto;

(f) During the pendency of this Contract, Seller will not enter into any service or maintenance contract that will be an obligation affecting the Property (excluding Leases and Subleases as provided above) subsequent to the Closing, except contracts entered into in the ordinary course of business that are terminable without cause and without fee, charge, or penalty on 30-days' notice, without the prior consent of the Purchaser, which shall not be unreasonably withheld or delayed;

(g) Seller shall not transfer or remove any material Personalty owned by Seller from the Improvements except for the purpose of repair or replacement thereof.  Any items of Personal Property replaced after the date hereof will be promptly installed prior to Closing and will be of similar quality of the item of Personalty being replaced;

(h) To the extent sent or received by or on behalf of Seller after the date hereof, Seller shall from the date hereof until Closing, promptly deliver to Purchaser copies of written default notices under Leases, and all written notices of litigation or material actions initiated by a Governmental Authority which would affect the Property after the Closing Date.

(i) Seller shall endeavor to deliver to Purchaser copies of any bills for real and personal property taxes and assessments and copies of any notices pertaining to real estate taxes or valuations that are received by Seller after the date hereof.

9.2 Post Closing Collection of Rents.  Purchaser shall use commercially reasonable efforts to collect rents and additional rents and payments under the REA that were delinquent as of the Closing Date, or that were unbilled as of the Closing Date, in the ordinary course of Purchaser's operation of the Property following Closing.  Any payments received from Tenants or the owner of Parcel B under the REA after the Closing which are either designated as payments for common area maintenance adjustments, escalations, payments for utilities or services, indemnity, recoveries or other similar items, or which are otherwise readily identifiable as such, and which accrued prior to Closing, shall be adjusted between Seller and Purchaser and Seller's share thereof shall be paid immediately and shall not be applied to outstanding current rents.  Any rents or payments under the REA collected after Closing which were delinquent as of Closing shall be applied first to the month in which Closing occurred, then to current rents or payments under the REA and then, out of any excess remaining, Purchaser shall reimburse Seller for Seller's pro rata portion of any remaining delinquent rents or payments under the REA owing as of the Closing Date; provided, however, that Purchaser shall not be obligated to institute any lawsuit or other collection procedures to collect such delinquent rents or payments under the REA.  If, after using such efforts, Purchaser is unable to collect any delinquent rents or payments under the REA, Purchaser shall have no liability for its failure to do so and Seller shall have the right to use any available remedies to collect such amounts, other than any effort to terminate any Lease or the REA.

ARTICLE 10

REMEDIES

10.1 Seller's Remedies.  NOTWITHSTANDING ANYTHING CONTAINED IN THIS CONTRACT, IF PURCHASER HAS NOT TERMINATED THIS CONTRACT PRIOR TO THE EXPIRATION OF THE INSPECTION PERIOD IN ACCORDANCE WITH THE TERMS OF THIS CONTRACT, AND THE SALE OF THE PROPERTY TO PURCHASER IS NOT CONSUMMATED DUE TO A DEFAULT UNDER THIS CONTRACT BY PURCHASER (AND SELLER HAS PERFORMED ALL OF ITS COVENANTS HEREUNDER AND ALL CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE TO BE PERFORMED BY SELLER HAVE BEEN SATISIFED), SELLER SHALL BE ENTITLED TO RETAIN THE EARNEST MONEY AS SELLER'S LIQUIDATED DAMAGES AS SELLER'S SOLE AND EXCLUSIVE REMEDY.  THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO ASCERTAIN THE ACTUAL DAMAGES SUFFERED BY SELLER AS A RESULT OF PURCHASER'S FAILURE TO COMPLETE THE PURCHASE OF THE PROPERTY PURSUANT TO THIS CONTRACT, AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS CONTRACT, THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION REPRESENTS A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WILL INCUR AS A RESULT OF SUCH FAILURE.  THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTION 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676, AND 1677.  THE PARTIES HAVE SET FORTH THEIR INITIALS BELOW TO INDICATE THEIR AGREEMENT WITH THE LIQUIDATED DAMAGES PROVISION CONTAINED IN THIS SECTION.

THE PARTIES HAVE SET FORTH THEIR INITIALS BELOW TO INDICATE THEIR AGREEMENT WITH THE LIQUIDATED DAMAGES PROVISION CONTAINED IN THIS SECTION.

SELLER'S INITIALS: _______  PURCHASER'S INITIALS:___________

10.2 Purchaser's Remedies.  In the event Seller fails to perform its obligations to sell and convey the Property pursuant to this Contract for any reason except (a) failure by Purchaser to close the purchase of the Property when required to by this Contract, or (b) a proper termination of this Contract by Seller or Purchaser pursuant to the terms hereof, Purchaser may, as its sole remedy, either: (1) enforce specific performance of this Contract against Seller, or (2) terminate this Contract by giving Seller timely written notice of such election prior to or at Closing; provided, however, in the event (x) such termination is due to Seller's intentional willful breach or default to convey title to the Property, Purchaser shall be entitled to recover from Seller the actual reasonable out-of-pocket expenses incurred by Purchaser (not to exceed $50,000) and paid to (A) Purchaser's attorneys in connection with the negotiation of this Contract, and (B) to Purchaser's attorneys and unrelated and affiliated third party consultants, contractors, suppliers or other third parties in connection with the performance of examinations, inspections and/or investigations pursuant to this Contract or determining the feasibility of Purchaser's acquisition of the Property pursuant to this Contract, or (y) specific performance is not available because Seller has conveyed the Property to another party, or Seller has voluntarily encumbered the Real Property with a mortgage, deed of trust or financing lien in violation of this Contract that Seller does not cause to be released at Closing or otherwise cause the Title Company to insure Purchaser's title to the Real Property without exception for such matters, then, Purchaser may pursue any and all remedies available at law or in equity, including the recovery of its costs and expenses but excluding a claim for consequential, special and/or punitive damages.  In the event Purchaser elects to terminate this Contract, the Earnest Money (including any accrued interest thereon) shall be returned to Purchaser and thereafter, other than the Surviving Obligations, neither Purchaser nor Seller shall have any further rights or obligations hereunder, except as provided above in this Section 10.2.

10.3 Attorney's Fees.  In the event either party hereto is required to employ an attorney because of the other party's default, the defaulting party shall pay the non-defaulting party's reasonable attorney's fees incurred in the enforcement of this Contract, it being understood and agreed that the determination of the prevailing party shall be included in the matters which are the subject of such action, arbitration, appeal or suit.  The terms of this Section shall survive the Closing.

10.4 Disposition of Earnest Money.  In the event of a termination of the Contract by Purchaser prior to the end of the Inspection Period, Purchaser shall also deliver written notice of its election to terminate the Contract to the Title Company, and the Title Company shall promptly thereafter deliver the Earnest Money (and all interest earned thereon) to Purchaser without any action required by the Seller.  After the expiration of the Inspection Period, in the event of a termination of this Contract by either Seller or Purchaser, the Title Company is authorized to deliver the Earnest Money (including any accrued interest thereon) to the party entitled to same pursuant to the terms hereof on or before the fifth (5th) business day following receipt by the Title Company and the non-terminating party of written notice of such termination from the terminating party, unless the other party hereto notifies the Title Company that it disputes the right of the other party to receive the Earnest Money (including any accrued interest thereon) prior to the expiration of such five (5) business-day period.  In such event the Title Company shall interplead the Earnest Money (including any accrued interest thereon) into a court of competent jurisdiction in the county in which the Property is located, unless otherwise instructed by both Purchaser and Seller.  All attorneys' fees and costs and expenses of the Title Company incurred in connection with such interpleader shall be assessed against the party that is not awarded the Earnest Money in the event that such Earnest Money is interplead or if the Earnest Money (including any accrued interest thereon) is distributed in part to both parties, then in the inverse proportion of such distribution.

ARTICLE 11

MISCELLANEOUS

11.1 Entire Contract.  This Contract contains the entire agreement of the parties hereto and supersedes and replaces any letter of intent or term sheet between the parties, which the parties hereby agree is null and void and of no further force or effect.  There are no other agreements, oral or written, and this Contract can be amended only by written agreement signed by the parties hereto, and by reference made a part hereof.

11.2 Binding.  This Contract, and the terms, covenants, and conditions herein contained, shall be covenants running with the Land and shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. Purchaser shall have no right to assign its rights or delegate its duties under this Contract to any person or entity without Seller's prior written consent, which may be withheld, delayed or conditioned in Seller's sole and absolute discretion.  For the purposes hereof, a change of direct interests in Purchaser shall constitute an assignment prohibited hereunder (subject to the immediately succeeding sentence).  Notwithstanding the foregoing, Purchaser may assign this Contract to a direct or indirect wholly-owned and controlled affiliate of Purchaser without the necessity of any approval or consent from the Seller (it being understood and agreed that Purchaser named herein shall not be released in connection with any such assignment).  The terms of this Section shall not survive the Closing.

11.3 Notice.  Any notice, communication, request, reply or advice (collectively, "Notice") provided for or permitted by this Contract to be made or accepted by either party must be in writing.  Notice may, unless otherwise provided herein, be given or served by: (a) depositing the same in the United States mail, postage paid, registered or certified, and addressed to the party to be notified, with return receipt requested or by delivering the same to such party, or an agent of such party, (b) personal delivery, (c) reputable overnight courier, or (d) facsimile transmission.  Notice deposited in the mail in the manner hereinabove described shall be effective three (3) business days following such deposit in the mail.  Other methods of notice will be deemed to have been given either at the time of personal delivery, or, in the case of a reputable overnight courier, as of the date of first attempted delivery on a business day (between the hours of 9:00 A.M. and 6:00 P.M. Eastern time) at the address or in the manner provided herein, or, in the case of facsimile transmission, upon receipt if on a business day (between the hours of 9:00 A.M. and 6:00 P.M. Eastern time) and, if not on a business day (or during such hours), on the next business day.  For the purposes of notice, the addresses of the parties shall, until changed as hereinafter provided, be as follows:

Purchaser:	Hines Global REIT Properties LP
2800 Post Oak Boulevard
Suite 4800
Houston, TX 77056
Attention:	Charles N. Hazen
Facsimile:	(713) 966-2075

With copy to:	Hines Global REIT Properties LP
c/o Hines Global REIT Advisors LP
2800 Post Oak Boulevard
Suite 4800
Houston, TX 77056
Attention:	Jason P. Maxwell, Esq.
Facsimile:	(713) 966-2075

Seller:	AJ Irvine Owner Corp
c/o HSBC Securities (USA) Inc.
452 Fifth Avenue
New York, NY 10018
Attention:	Irfan A. Khan
Facsimile:	(212) 525-8143

With copy to:	Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166
Attention: David J. Furman, Esq.
Facsimile: (212) 351-4035

The parties hereto shall have the right from time to time to change their respective addresses, and each shall have the right to specify as its address any other address within the United States of America by at least five (5) days written notice to the other party.

11.4 Reporting Person.  Purchaser and Seller hereby designate Title Company as the "reporting person" pursuant to the provisions of Section 6045(e) of the Internal Revenue Code of 1986, as amended.  The terms of this Section shall survive the Closing.

11.5 Time.  Time is of the essence in all things pertaining to the performance of this Contract.

11.6 Governing Law.  This Contract shall be construed in accordance with the internal laws of the State of California, notwithstanding any conflict of laws doctrines of such state or other jurisdiction to the contrary.

11.7 Currency.  All dollar amounts are expressed in United States currency.

11.8 Section Headings.  The section headings contained in this Contract are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several sections hereof.

11.9 No Survival of Obligations.  Except as otherwise expressly otherwise provided herein, the terms, conditions, warranties, representations, obligations and rights set forth herein shall not survive Closing.

11.10 Business Days.  In the event that any date or any period provided for in this Contract shall end on a Saturday, Sunday or legal holiday, the applicable date or period shall be extended to the first business day following such Saturday, Sunday or legal holiday.

11.11 Irrevocable Option.  To the extent that this Contract is ever construed as an option agreement, Seller and Purchaser hereby acknowledge that independent consideration for such option in the sum of $100.00 has been (or will upon demand, be) paid to Seller by Purchaser, and based on such consideration and the mutual covenants of Seller and Purchaser contained herein, Seller hereby agrees that any such option granted Purchaser is irrevocable, and Seller shall not terminate said option without the prior written consent of Purchaser, except as may be expressly provided for herein.

11.12 No Recordation.  Without the prior written consent of Seller, which may be given or withheld in Seller's sole and absolute discretion, there shall be no recordation of either this Contract or any memorandum hereof, or any affidavit pertaining hereto, and any such recordation of this Contract or memorandum hereof by Purchaser without such prior written consent of Seller shall constitute a default hereunder by Purchaser, whereupon this Contract shall, at the option of Seller, terminate and be of no further force and effect and all Earnest Money (including any accrued interest thereon) deposited hereunder shall be immediately delivered to Seller, whereupon the parties shall have no further duties or obligations one to the other.  Notwithstanding the foregoing, the Seller acknowledges that the General Partner of the Purchaser is a non-traded public REIT that is required to make certain public disclosures, and it consents to the filing of this Contract by Purchaser with the U.S. Securities and Exchange Commission and making all other disclosures required by any Governmental Authority.

11.13 Prohibited Persons and Transactions.

11.13.1 Neither Purchaser nor any of its Affiliates is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other similar governmental action, law, rule or regulation and is not and will not engage in any prohibited dealings or transactions with such persons or entities.  Purchaser represents and warrants to Seller that Purchaser has previously delivered to Seller a true, correct and complete ownership chart in all material respects.

11.13.2 Neither Seller nor any of its Affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of OFAC (including those named on OFAC's Specially Designated and Blocked Persons List) or under any statute, executive order(including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other similar governmental action, rule or regulation and is not and will not  engage in any prohibited dealings or transactions with such persons or entities.

11.13.3 The terms of this Section shall survive the Closing.

11.14 WAIVER OF TRIAL BY JURY.  EACH OF SELLER AND PURCHASER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION ARISING OUT OF MATTERS RELATED TO THIS CONTRACT, WHICH WAIVER IS INFORMED AND VOLUNTARY.  THE TERMS OF THIS SECTION SHALL SURVIVE THE CLOSING.

11.15 No Waiver.  Failure by any party to enforce against any other party any term or provision of this Contract shall not waive such party's right to enforce against any other party the same or any other term or provision.  No waiver by any party hereto of any condition hereunder for its benefit shall constitute a waiver of any other or further right, nor shall any single or partial exercise of any right preclude any other or further exercise thereof or any other rights.  The waiver of any breach hereunder shall not be deemed to be a waiver of any other or subsequent breach hereof.  No extensions of time for the performance of any obligations shall be deemed or construed as an extension of time for the performance of any other obligation.

11.16 Cooperation with Purchaser's Auditors and SEC Filing Requirements. For a period of twelve (12) months following the Closing, Seller shall provide to Purchaser (at Seller's sole cost and expense) copies of, or shall provide Purchaser access to, factual information as may be reasonably requested by Purchaser, and in the possession or control of Seller, or its property manager or accountants, to enable Purchaser's auditor (Deloitte & Touche LLP or any successor auditor selected by Purchaser) to conduct an audit required under Section 3-14 of Regulation S-X as promulgated by the Securities and Exchange Commission.  Notwithstanding anything contained herein, (x) Purchaser shall be responsible for all costs and expenses associated with this audit, (y) Seller shall reasonably cooperate (at no cost to Seller) with Purchaser's auditor in the conduct of such audit, and (z) in no event shall Seller or its Affiliates incur any liability whatsoever in connection with such audit or be required to provide any certifications or statements in connection therewith.  This provision shall survive closing for a period of twelve (12) months.

11.17 Further Assurances.  In addition to the obligations required to be performed hereunder by the parties hereto at or prior to Closing, each party, from and after the Closing, shall execute, acknowledge and deliver such other instruments, documents, certificates, and notices, and take such actions as may reasonably be required in order to effectuate the purposes of this Contract; provided, however, no party shall be obligated to provide any further assurance that would increase the liabilities or obligations of such party hereunder or reduce the rights and benefits of such party hereunder.  The terms of this Section shall survive the Closing.

11.18 Construction of Agreement.  This Contract shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that both Purchaser and Seller have contributed substantially and materially to the preparation of this Contract.

11.19 No Obligations to Third Parties.  Except as otherwise expressly provided herein, the execution and delivery of this Contract shall not be deemed to confer any rights upon, nor obligate any of the parties hereto, to any person or entity other than the parties hereto.

ARTICLE 12

REAL ESTATE COMMISSIONS

12.1 Commissions.  Seller and Purchaser each hereby severally represents to the other party hereto that it has not contacted any agent, broker or other similar party with respect to the transactions contemplated by this Contract other than Cushman & Wakefield of California, Inc. (the "Broker"), who was retained by Seller and for whose compensation Seller shall be solely liable pursuant to a separate agreement.  Seller hereby agrees to indemnify and hold Purchaser harmless from the claims of any agent, broker or other similar party claiming by, through or under Seller with respect to the transactions contemplated by this Contract and this indemnification shall survive the Closing.  Purchaser hereby agrees to indemnify and hold Seller harmless from the claims of any agent, broker or other similar party claiming by, through or under Purchaser with respect to the transactions contemplated by this Contract other than the Broker, and this indemnification shall survive the Closing or earlier termination of this Contract.

ARTICLE 13

ESCROW PROVISIONS

13.1 By executing the joinder hereto, Title Company agrees to hold the Earnest Money (including any accrued interest thereon) pursuant to the provisions of Article 2 and upon the following terms:

13.1.1 The Title Company shall have no duties or responsibilities other than those expressly set forth herein.  The Title Company shall have no duty to enforce any obligation of any person to make any payment or delivery or to enforce any obligation of any person to perform any other act.  The Title Company shall be under no liability to the other parties hereto or to anyone else by reason of any failure on the part of any party hereto (other than the Title Company) or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person's obligations under any such document.  Except for amendments to this Contract hereinafter referred to and except for joint instructions given to the Title Company by Seller and Purchaser relating to the Earnest Money (including any accrued interest thereon), Title Company shall not be obligated to recognize any agreement between any or all of the persons referred to herein, notwithstanding that references thereto may be made herein and whether or not it has knowledge thereof.

13.1.2 In its capacity as escrow agent, the Title Company shall not be responsible for the genuineness or validity of any security, instrument, document or item deposited with it and shall have no responsibility other than to faithfully follow the instructions contained herein, and it is fully protected in acting in accordance with any written instrument given to it hereunder by any of the parties hereto and reasonably believed by the Title Company to have been signed by the proper person.  The Title Company may assume that any person purporting to give any notice hereunder has been duly authorized to do so.  The Title Company is acting as a stakeholder only with respect to the Earnest Money (including any accrued interest thereon).  Promptly after the receipt by the Title Company of (a) notice of any demand by either party claiming that it is entitled to the Earnest Money (including any accrued interest thereon) (including, without limitation, a notice terminating this Contract) or (b) any other claim or the commencement of any action, suit or proceeding by either party, the Title Company shall, if a claim in respect thereof is to be made against any of the other parties hereto, send a copy of such notice to the other party and inform the other party of such claim; but the failure by the Title Company to give such notice shall not relieve any party from any liability which such party may have to the Title Company hereunder.  If the Title Company shall receive written notice from either party within ten (10) business days after delivery of such notice instructing the Title Company not to deliver the Earnest Money (including any accrued interest thereon) to the other party or to otherwise hold the Earnest Money (including any accrued interest thereon), or if for any reason there is any dispute or uncertainty concerning any action to be taken hereunder, the Title Company shall take no action and shall continue to hold the Earnest Money (including any accrued interest thereon) until it has received instructions in writing executed by Seller and Purchaser or until directed by a final order of judgment of a court of competent jurisdiction, whereupon the Title Company shall take such action in accordance with such instructions or such order.  Notwithstanding anything contained in this Section 13.1 any other provision herein to the contrary, prior to the expiration of the Inspection Period, the Title Company shall promptly return the Earnest Money to Purchaser upon its written demand therefore as provided in Section 10.4 of this Contract without any notice required from Seller.

13.1.3 It is understood and agreed that the duties of the Title Company are purely ministerial in nature.  The Title Company shall not be liable to the other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of reasonable judgment, except for acts of willful misconduct or gross negligence.  The Title Company may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Title Company), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by the Title Company to be genuine and to be signed or presented by the proper person or persons.  The Title Company shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Contract or any of the terms hereof, unless evidenced by a final judgment or decree of a court of competent jurisdiction in the State of California, or a Federal court in such jurisdiction or a writing delivered to the Title Company signed by the proper party or parties and, if the duties or rights of the Title Company are affected, unless it shall give its prior written consent thereto.

13.1.4 The Title Company shall have the right to assume in the absence of written notice to the contrary from the proper person or persons that a fact or an event by reason of which an action would or might be taken by the Title Company does not exist or has not occurred, without incurring liability to the other parties hereto or to anyone else for any action taken or omitted, or any action suffered by it to be taken or omitted, in good faith and in the exercise of reasonable judgment, in reliance upon such assumption.

13.1.5 Except in connection with the Title Company's willful misconduct or gross negligence, the Title Company shall be indemnified and held harmless jointly and severally by the other parties hereto from and against any and all expenses or loss suffered by the Title Company (as escrow agent), including reasonable attorneys' fees, in connection with any action, suit or other proceeding involving any claim, which arises out of or relates to this Contract, the services of the Title Company hereunder or the monies held by it hereunder.

13.1.6 From time to time on and after the date hereof, Seller and Purchaser shall deliver or cause to be delivered to the Title Company such further documents and instruments and shall do and cause to be done such further acts as the Title Company shall reasonably request (it being understood that the Title Company shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Contract, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

13.1.7 The Title Company may resign at any time as the escrow agent hereunder upon giving five (5) days' prior written notice to that effect to both Seller and Purchaser.  In such event, the successor escrow agent shall be a nationally recognized title insurance company or other person acceptable to both Seller and Purchaser.  Such party that will no longer be serving as escrow agent shall deliver, against receipt, to such successor escrow agent, the Earnest Money (including any accrued interest thereon) held by such party, to be held by such successor escrow agent pursuant to the terms and provisions of this Contract.  If no such successor has been designated on or before such party ceases to be escrow agent hereunder, whether by resignation or otherwise, its obligations as escrow agent shall continue until such successor is appointed, provided, however, its sole obligation thereafter shall be to safely keep all monies then held by it and to deliver the same to the person, firm or corporation designated as its successor or until directed by a final order or judgment of a court of competent jurisdiction, whereupon the Title Company shall make disposition thereof in accordance with such order; provided further, however, that the Title Company, in such event, shall deliver the Earnest Money (including any accrued interest thereon) against receipt, to any bank or trust company or title insurance company operating in California selected by such party.  If no successor escrow agent is designated and qualified within five (5) days after its resignation is effective, such party that will no longer be serving as escrow agent may apply to any court of competent jurisdiction for the appointment of a successor escrow agent.

ARTICLE 14

DEFINITIONS

As used in this Contract, the following terms shall have the respective meanings ascribed to them.

14.1 Affiliate or affiliate shall mean, with reference to a Person, (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person, (b) any officer, director or partner of such Person, or (c) any company of which such Person is an officer, director or partner.  For the purposes hereof, the term "control" (including "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and the policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

14.2 Applicable Laws shall mean any and all presently existing and future judicial decisions, statutes, rulings, rules, regulations, permits, certificates or ordinances of any Governmental Authority applicable to the Property.

14.3 Effective Date shall mean the date on which this Contract has been executed and delivered by all parties hereto.

14.4 Governmental Authority shall mean the United States, the state, the county, the city, or any other political subdivision in which the Property is located, and any other political subdivision, agency or instrumentality exercising jurisdiction over the Property.

14.5 Hazardous Material shall mean any substance:

(a) the presence of which requires investigation or remediation under any statute, regulation, ordinance, order or policy of a Governmental Authority; or

(b) which is defined as a "hazardous waste," "hazardous substance," pollutant, or contaminant under any federal, state, or local statute, regulation, rule, or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.).

14.6 Person shall mean any individual, partnership, limited liability company, corporation, trust or other entity.

IN WITNESS WHEREOF, this Contract has been duly executed in multiple counterparts (each of which is to be deemed original for all purposes) by the parties hereto.

SELLER:

AJ IRVINE OWNER CORPORATION,
a Delaware corporation

By:           __________________________
Its:           __________________________

PURCHASER:

HINES GLOBAL REIT PROPERTIES LP

By:           Hines Global REIT, Inc.,
Its general partner

By:           __________________________
Its:           __________________________

JOINDER BY TITLE COMPANY

The undersigned, referred to in the foregoing Contract as the "Title Company," hereby acknowledges receipt of a fully executed copy (or executed counterparts) of the foregoing Contract on this ____ day of May, 2010, and accepts the obligations of the Title Company as set forth therein.  Upon receipt, the Title Company hereby agrees to hold the Earnest Money (including any accrued interest thereon) as directed in this Contract and to distribute the Earnest Money (including any accrued interest thereon) in accordance with the terms and provisions of the Contract.

FIDELITY NATIONAL TITLE

By:
Name:
Title:

Address:                      1300 Dove Street
Suite 310
Newport Beach, CA 92660
Telephone:                      (213) 505-2375

EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A                                           Description of Land

Exhibit B                                           Schedule of Leases

Exhibit B-1                                           Schedule of Subleases

Exhibit C                                           Schedule of Operating Agreements

Exhibit D                                           Schedule of REA Matters

Exhibit E                                           Intentionally Blank

Exhibit F                                           Deed

Exhibit G                                           Assignment

Exhibit H                                           Non-Foreign Affidavit

Exhibit I                                           Owner's Affidavit

Exhibit 2.1.4                                           Holdback Escrow Agreement

Schedule 1                                           Transmittal Letter

Schedule 1.1(c)                                           Seller Personal Property

Schedule 2                                           Form REA Estoppel

Schedule 3                                           Tenant Estoppel

EXHIBIT A

Land Description

EXHIBIT A -1-

**EXHIBIT A**

**Parcel Legal Descriptions**

**PARCEL A**

LOT 13 OF TRACT NO. 6411, IN THE CITY OF IRVINE, COUNTY OF ORANGE, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 236, PAGES 36 TO 40 INCLUSIVE OF MISCELLANEOUS MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT ALL OIL, OIL RIGHTS, MINERALS, MINERAL RIGHTS, NATURAL GAS, NATURAL GAS RIGHTS, AND OTHER HYDROCARBONS BY WHATSOEVER NAME KNOWN THAT MAY BE WITHIN OR UNDER THE PARCEL OF LAND HEREINABOVE DESCRIBED, TOGETHER WITH THE PERPETUAL RIGHT OF DRILLING, MINING, EXPLORING AND OPERATING THEREFOR, AND STORING IN AND REMOVING THE SAME FROM SAID LAND OR ANY OTHER LAND, INCLUDING THE RIGHT TO WHIPSTOCKED OR DIRECTIONALLY DRILL AND MINE FROM LANDS OTHER THAN THOSE HEREINABOVE DESCRIBED, OIL OR GAS WELLS, TUNNELS AND SHAFTS INTO, THROUGH OR ACROSS THE SUBSURFACE OF THE LAND HEREINABOVE DESCRIBED, AND TO BOTTOM SUCH WHIPSTOCKED OR DIRECTIONALLY DRILLED WELLS, TUNNELS AND SHAFTS UNDER AND BENEATH OR BEYOND THE EXTERIOR LIMITS THEREOF, AND TO REDRILL, RETUNNEL, EQUIP, MAINTAIN, REPAIR, DEEPEN AND OPERATE ANY SUCH WELLS OR MINES, WITHOUT, HOWEVER, THE RIGHT TO DRILL, MINE, STORE, EXPLORE AND OPERATE THROUGH THE SURFACE OR THE UPPER 500 FEET OF THE SUBSURFACE OF THE LAND HEREINABOVE DESCRIBED, AS RESERVED BY IRVINE INDUSTRIAL COMPLEX BY DEED RECORDED JANUARY 21, 1976 IN BOOK 11625, PAGE 1731 OF OFFICAL RECORDS FOR LOT 13.

ASSESSOR'S PARCEL NO. 430-061-02.

**PARCEL B**

LOT 14 OF TRACT NO. 6411, IN THE CITY OF IRVINE, COUNTY OF ORANGE, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 236, PAGES 36 TO 40 INCLUSIVE OF MISCELLANEOUS MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT ALL OIL, OIL RIGHTS, MINERALS, MINERAL RIGHTS, NATURAL GAS, NATURAL GAS RIGHTS, AND OTHER HYDROCARBONS BY WHATSOEVER NAME KNOWN THAT MAY BE WITHIN OR UNDER THE PARCEL OF LAND HEREINABOVE DESCRIBED, TOGETHER WITH THE PERPETUAL RIGHT OF DRILLING, MINING, EXPLORING AND OPERATING THEREFOR, AND STORING IN AND REMOVING THE SAME FROM SAID LAND OR ANY OTHER LAND, INCLUDING THE RIGHT TO

Exhibit A
Page 1 of 2

44389/0805
9/26/00/DML/187878.10

WHIPSTOCKED OR DIRECTIONALLY DRILL AND MINE FROM LANDS OTHER THAN THOSE HEREINABOVE DESCRIBED, OIL OR GAS WELLS, TUNNELS AND SHAFTS INTO, THROUGH OR ACROSS THE SUBSURFACE OF THE LAND HEREINABOVE DESCRIBED, AND TO BOTTOM SUCH WHIPSTOCKED OR DIRECTIONALLY DRILLED WELLS, TUNNELS AND SHAFTS UNDER AND BENEATH OR BEYOND THE EXTERIOR LIMITS THEREOF, AND TO REDRILL, RETUNNEL, EQUIP, MAINTAIN, REPAIR, DEEPEN AND OPERATE ANY SUCH WELLS OR MINES, WITHOUT, HOWEVER, THE RIGHT TO DRILL, MINE, STORE, EXPLORE AND OPERATE THROUGH THE SURFACE OR THE UPPER 500 FEET OF THE SUBSURFACE OF THE LAND HEREINABOVE DESCRIBED, AS RESERVED BY IRVINE INDUSTRIAL COMPLEX BY DEED RECORDED MAY 29, 1974 IN BOOK 11155, PAGE 777 OF OFFICIAL RECORDS FOR LOT 14.

ASSESSOR'S PARCEL NO. 430-061-01.

Exhibit A
Page 2 of 2

44389/0805
9/26/00/DML/187878.10

EXHIBIT A -2-

EXHIBIT A -3-

EXHIBIT B

Schedule of Leases

1.           Lease, dated as of October 18, 2000, between HGN Gillette LLC, as Landlord, and FCB Worldwide, Inc., as Tenant.

EXHIBIT B -1-

EXHIBIT B-1

Schedule of Subleases

Capita Sublease

1.           Sublease Agreement, dated as of January 1, 2006, between FCB Worldwide, Inc., as Tenant, and Capita Technologies Corporation, Inc., as Subtenant.

2.           Landlord's Consent to Sublease, dated as of February 28, 2006, between AJ Irvine Owner Corporation, Inc., as Landlord via assignment from HGN Gillette LLC, and FCB Worldwide, Inc., as Tenant.

Backbone Sublease

3.           Sublease Agreement, dated as of September 15, 2006, between FCB Worldwide, Inc., as Tenant, and The Collective, Inc., as Subtenant.

4.           Landlord's Consent to Sublease, dated as of October 23, 2007, between AJ Irvine Owner Corporation, Inc., as Landlord via assignment from HGN Gillette LLC, and FCB Worldwide, Inc., as Tenant.

5.           Assignment and Assumption Agreement, dated as of December 31, 2007, between The Collective, Inc., as Assignor of Sublease, Backbone Entertainment, as Assignee of Sublease, and Foundation 9 Entertainment, Inc., as Guarantor of Assignor.

EXHIBIT B-1 -1-

EXHIBIT C

Schedule of Operating Agreements

1.           Service Agreement, dated as of September 1, 2001, between HGN Gillette LLC, as Owner, and Classic Property Services, as Contractor.

2.           Service Agreement, dated as of June 2006, between AJ Irvine Tenant Corporation as Owner, and Sundown Lighting Electrical, as Contractor.

3.           Service Agreement, dated as of September 1, 2008, between AJ Irvine Tenant Corporation, as Owner, and DMS Landscape Services, as Contractor.

EXHIBIT C -1-

EXHIBIT D*

REA Summary of Open Issues

Summary of Open Issues

•
In February of 2009, Parcel A and B owners agreed in principle to amend the REA.  The goal of the amendment was to eliminate the sharing of costs altogether.  Parcel A owner would retain use of the patio area, and maintain it at its own expense and Parcel B owner would retain the 32 parking spaces and pay a monthly fee to use them.   After 2 months of negotiations, the parties still could not agree on a monthly fee for the parking spaces.  Parcel A owner was also getting very close to selling the property and the future owner did not want to amend the REA prior to close.  As such, Parcel A owner stopped negotiations.  This buyer eventually fell out and negotiations on amending the REA have not resumed since.  This issue will remain open.

•
Parcel A owner sealed and restriped its parking lot in 2006 at a total cost of $37,120.  The project included minimal asphalt removal Per the terms of the REA, 34.08% of the cost of the project was reimbursed by Parcel B Owner.   Parcel A owner allowed for the reimbursement to take place over a 3 year period.  Parcel B owner informed Parcel A Owner that they will be repairing their parking lot under the terms of the self help clause in the REA.   Parcel B owner provided Parcel A owner with a scope of work for this project that, in Parcel A owner’s opinion, far exceeded the necessary repairs.  The bid included the removal and replacement of nearly 60% of the total parking lot area and a total cost of approximately $121,000.  Parcel A owner objected to the scope and provided a bid to seal and strip the lot with a Petro Mat method of repair for those areas in need at a significantly reduced cost of $79,500.  Parcel B owner objected to this scope.

The last correspondence with Parcel B owner was on 11/6/09 when the parties agreed to the option of a one-time reimbursement of 65.92% of the scope of work we recommended or reimbursement of the scope they recommended over a 3-year period, barring a change in ownership.  Parcel A owner has never committed to one option or the other because the work has never been scheduled.  Parcel A owner was originally informed that the project would begin in September of 2009.  The project was delayed then and again in December.  It is our understanding that the project is still on hold at the discretion of Parcel B owner.  This issue is included in the recorded Notice of Assessment dated 5/28/09.

*      Purchaser and Seller acknowledge and agree that Seller is not making any representation or warranty whatsoever as to whether the summary set forth in this Exhibit D is true, correct or complete.

EXHIBIT D* -1-

Parcel A owner received a revised proposal to repair the Parcel B parking lot on May 10, 2010 from United Paving.  At the recommendation of United Paving, Petro-Mat is no longer a viable repair method for the Parcel B parking lot due to the current condition of the parking surface.  Per the terms of the lease agreement, the Parcel A owner’s proportionate share of the parking lot expense would be reimbursable by the tenant.  This issue cannot be reasonably resolved prior to the anticipated close, as the work has not been completed or even scheduled.  This issue will remain open.

•
In January of 2010, Parcel B owner informed Parcel A owner that they were experiencing water intrusion into their building along the Southwest wall.  The outside of this wall marks the end of the Drainage Easement Area.  Parcel B owner had a Geo Tech study done of their building.  This was an update to several other similar reports that they had performed in 2000, 2002, and 2004.  Just as in the earlier reports, the most recent report confirmed that the Parcel B building was experiencing foundation cracking due to the fact that it sits on highly expansive soil.  Nowhere in the report (or the previous reports) does the engineer suggest that the building issues are a result of inadequate drainage facilities.  The report does recommend adding a concrete swale along the southwest wall to minimize water getting into the soil within the 2-3 feet adjacent to the building.  Parcel B owner performed this work at a total cost of $21,432.  They are expecting Parcel A owner to pay for $14,127 of the cost per the terms of the REA.  Parcel A owner had originally refused to share the cost of this project, as it is not a required repair or replacement of existing drainage facilities, as defined in the REA.  Per the terms of the lease agreement, the Parcel A owner’s proportionate share of this expense would be reimbursable by the tenant.  Parcel A owner has since credited the FIDM account $14,127 in order to resolve this issue.

•
In February of 2010, Parcel B owner requested that a study of the stormwater management system be performed, citing a referral by a civil engineer, recommendations in the current GeoTech report and its history at the property.   Granted there were the heavy rains and some parking lot flooding that the properties experienced in February of 2010, but Parcel B owner has never produced a recommendation from a civil engineer and there is no recommendation in the Geo Tech report to study the existing drainage facilities.  To the best of our knowledge, we have no complaints regarding the drainage facilities prior to January of 2010.  Parcel A owner objected because the rains in February were nothing more than an isolated weather event and, more importantly, the existing system, which was designed by a qualified engineer and inspected and approved by a qualified code inspector, has served the properties well over the past 15 years.  Parcel A owner has not agreed to this study, but assumes Parcel B owner will conduct the study under the self-help provision of the REA. Per the terms of the lease agreement, the Parcel A owner’s proportionate share of this expense would be reimbursable by the tenant. Parcel A owner has since offered to share in the cost of the study per the terms of the REA so long as the parties agree on the scope, but any issues that are raised as a result of the study would remain open.

•	In March of 2010, Parcel B owner requested that a dual sump pump be installed in the catch basis of the Drainage Easement Area, per current code. After researching the issue,

EXHIBIT D* -2-

it was determined by Parcel A owner that the property is grandfathered in under the code at time of the construction and therefore no action is required. Per the terms of the lease agreement, the Parcel A owner’s proportionate share of this expense would be reimbursable by the tenant.  Parcel A owner has since agreed to install a dual sump pump and share the costs per the terms of the REA in order to resolve the issue.

*      Purchaser and Seller acknowledge and agree that Seller is not making any representation or warranty whatsoever as to whether the summary set forth in this Exhibit D is true, correct or complete.

EXHIBIT D* -3-

FIDM PROPERTIES, INC.

May 10, 2010

Scott Bennett
Vice President, Portfolio Manager
Falcon Real Estate Investment Company, LP
Red Bank, New Jersey 07701

Re: *Declaration and Grant of Easements and Reciprocal Easement Agreement recorded January 18, 2001, in the Official Records of Orange County, California ("Official Records") as Instrument No. 20010029308, as amended by that certain Amendment No. 1 to Declaration and Grant of Easements and Reciprocal Easement Agreement recorded on September 27, 2001, in the Official Records as Instrument No. 20010684534 (collectively, the "REA") by and between AJ Irvine Owner Corporation, a Delaware corporation ("AJ Irvine"), as "Parcel A Owner" thereunder, and FIDM Properties, Inc., a California corporation ("FIDM"), as "Parcel B Owner" thereunder*

Dear Mr. Bennett:

We have received your letter dated April 30, 2010 and your e-mail dated May 4, 2010, and understand that AJ Irvine seeks a "clean" estoppel from FIDM in respect of the captioned REA, as well as a recorded release of that certain Notice of Assessment recorded on May 28, 2009 in accordance with FIDM's rights set forth at Section 18 of the REA (the "Notice of Assessment"). This estoppel would be relied upon by a prospective purchaser of Parcel A and/or a mortgagee acquiring Parcel A through foreclosure or deed-in-lieu thereof, and presumably would have FIDM certify that there exists no breach, default, event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default under the REA. As you are aware from our extensive and detailed correspondence over the past several months, FIDM is not in a position to make such a certification at this time based on the current condition of the Paved Areas and Drainage Areas on Parcel B.

As provided at Section 21 of the REA, a written estoppel certificate requested by an Owner must be "in a commercially reasonable form regarding the status of [the requesting] Owner's obligations" under the REA. We reiterate our position that <u>Parcel A Owner has not met several of its obligations under the REA</u> with regard to the maintenance of the Paved Areas and Drainage Areas on Parcel B. Any estoppel that we would be willing to provide would expressly reserve FIDM's rights with respect to all such matters previously disclosed in our correspondence with you and as summarized below.

919 SOUTH GRAND AVENUE • LOS ANGELES • 90015
PHONE: 213/624/1200 • FAX: 213/624/3800

EXHIBIT D* -4-

Scott Bennett
May 4, 2010
Page 2 of 3

Moreover, FIDM will not record a termination of the Notice of Assessment until such time that FIDM receives written evidence, in form and substance reasonably acceptable to FIDM, that your prospective purchaser acknowledges the following open REA issues to which it will become a party as a future "Owner" of Parcel A:

- **Reimbursement for Previous Drainage Work.** FIDM's approval of the 2009 Budget reconciliation is conditioned upon AJ Irvine and/or any successor-in-interest crediting FIDM's account the full amount of Parcel A Owner's Common Use Areas Proportionate Share ($14,127) of the total cost ($21,432) incurred on the swale construction referenced in our April 19th letter. We understand from your May 4, 2010 e-mail that AJ Irvine is agreeing to provide this credit. At such time that this credit has been reflected on an REA invoice sent to FIDM, the 2010 Budget shall be deemed approved.

- **Dual Sump Pump.** Should AJ Irvine fail to complete installation of a dual sump pump in the catch basin of the Drainage Easement Area by May 30, 2010, FIDM shall exercise its right to self-help as provided in Article 22 of the REA to complete such installation, and the cost of such installation shall be charged back to AJ Irvine and/or its successor-in-interest as a Common Use Areas Operating Cost subject to reimbursement in accordance with the REA.

- **Drainage Study.** Subsequent to my April 19, 2010 letter, FIDM has already begun the process of retaining a qualified engineer to conduct a study of the property's stormwater management system ("Drainage Study"). As such, we decline your offer to have PRES commission this Drainage Study. Any costs incurred in the completion of the Drainage Study shall be a Common Use Areas Operating Cost subject to reimbursement in accordance with the REA, and any costs incurred to correct any deficiencies of the Drainage Facilities identified in the Drainage Study shall also be Common Use Areas Operating Cost, even to the extent that the remedy affects only FIDM's building.

- **Parking.** The obligations of Parcel A Owner with respect to the parking lot located on Parcel B (the "Parking Lot") are as set forth in the REA and as further described in the Notice of Assessment. Parcel B Owner has elected to exercise its right to self-help as provided in Article 22 of the REA to repair the Parking Lot, and still intends to move forward with self-help to repave the Parking Lot as soon as practicable after repair work on the Drainage Facilities has been completed and during a break in FIDM's academic calendar. As set forth in the Notice of Assessment, further assessments with respect to the Parcel A Owner's Common Use Areas Proportionate Share of Parcel B Owner's self-help repaving of the Parking Lot will be sought from Parcel A Owner in an amount currently estimated to be 65.92% of $121,665.00, or $80,201.56 ("Parcel B Paving Cost"), *provided, however*, that the Parcel B Paving Cost is an estimate only as of the date hereof and may be higher or lower depending upon the extent of the repairs required to bring the Paved Areas located on Parcel B up to the maintenance standards set forth in the REA, and nothing set forth herein shall serve as a waiver of Parcel B Owner's rights

919 SOUTH GRAND AVENUE • LOS ANGELES • 90015
PHONE: 213/624/1200 • FAX: 213/624/3800

EXHIBIT D* -5-

Scott Bennett
May 4, 2010
Page 3 of 3

under the REA to charge Parcel A Owner a higher sum than set forth herein, nor shall this letter in any way amend, modify or otherwise alter the express provisions set forth in the REA.

Notwithstanding the foregoing, FIDM continues to reserve all of its rights in law and equity to enforce Parcel A Owner's obligations under the REA, including the collection of any amounts due and owing thereunder.

As a final note, you provide in your April 30, 2010 letter that "[s]ince all REA expenses are reimbursable by [DraftFCB] per the terms of its lease, there is no risk to FIDM in a change of ownership of Parcel A." As our counsel has previously advised DraftFCB by letter dated July 24, 2009, the REA is an agreement between the fee title owners of Parcel A and Parcel B. The Parcel A obligations are those of the Parcel A Owner, and not any of the Parcel A Owner's tenants. Consequently, FIDM will continue to address any REA issues with the Parcel A Owner directly, as there is no contractual relationship between DraftFCB and FIDM.

Please do not hesitate to contact me with any questions.

Sincerely,

Annie Johnson
Vice President/CFO

Enclosures

cc: Brad Shroth, PRES Investment, LLC
Janine Padia, PRES Investment, LLC
Michael Tong, PRES Property / Asset Management, Inc.
Lynette Walker, FIDM

919 SOUTH GRAND AVENUE • LOS ANGELES • 90015
PHONE: 213/624/1200 • FAX: 213/624/3800

EXHIBIT D* -6-

EXHIBIT E

Intentionally Blank

EXHIBIT E -1-

EXHIBIT F

Deed
RECORDING REQUESTED BY AND WHEN RECORDED RETURN TO:
Assessor's Parcel Number: __________________________________
The undersigned grantor declares:

Documentary Transfer Tax not shown, pursuant to Section 11932 of the Revenue and Taxation Code, as amended.

GRANT DEED
FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, AJ IRVINE OWNER CORPORATION, a Delaware corporation ("Grantor"), does hereby GRANT to HINES GLOBAL REIT _________ LP, a Delaware limited partnership, all of that certain real property in the City of Irvine , County of Orange, State of California, as more particularly described in Exhibit "A" attached hereto and made a part hereof, together with all rights of way, easements and appurtenances thereto, all improvements thereon and all of the estate, right, title, interest, either at law or in equity, of the Grantor in the real property collectively, the "Property"), SUBJECT TO any and all rights, easements, rights of way, charges, licenses, declarations, reservations, covenants, conditions, restrictions, leases, agreements, liens, encumbrances and any and all matters of record affecting or encumbering the use, occupancy, possession or title to the Property, all applicable land use laws, ordinances, rules, regulations and permits, and non-delinquent city, county and special district taxes, levies and assessments.

IN WITNESS WHEREOF, Grantor has caused this instrument to be executed on this ____ day of _________________, 2010.

AJ IRVINE OWNER CORPORATION,
a Delaware corporation

By: ____________________________
Its: ____________________________

Mail Tax Statements To:                                                      ____________________
____________________
Attn: ________________
___________, CA ______

EXHIBIT F -1-

EXHIBIT G

Bill of Sale and Assignment

THAT AJ IRVINE OWNER CORPORATION, a Delaware corporation ("Assignor"), for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration paid by HINES GLOBAL REIT __________, LP, a Delaware limited partnership ("Assignee"), the receipt and sufficiency of which are hereby acknowledged, has GRANTED, SOLD, ASSIGNED, TRANSFERRED, CONVEYED AND DELIVERED and does by these presents GRANT, SELL, ASSIGN, TRANSFER, CONVEY and DELIVER unto Assignee, all of Assignor's right, title and interest in and to the following (collectively, the "Assigned Property"):

(a)           all mechanical, electrical, heating, air conditioning and plumbing systems, fixtures and equipment; all furniture, carpets, drapes, artwork and other furnishings; and all other machinery, equipment, fixtures and personal property of every kind and character, and all accessories and additions thereto, owned by Assignor and located in or on the land located at 17600 Gillette Avenue, Irvine, CA and more particularly described on Exhibit A attached hereto (the "Land"), the buildings and other structures and improvements situated on the Land (collectively, the "Improvements"), and the operations thereon (collectively, the "Personalty"), but specifically excluding any items of personal property owned by the Tenants;

(b)           all leases in effect (collectively, the "Leases"), that grant a possessory interest in and to any space situated in the Improvements or that otherwise grant rights with regard to use of all or any portion of the Land or Improvements, together with all rentals paid or payable by the tenants under such Leases (individually, a "Tenant" and collectively, the "Tenants") for any period of time beginning on or subsequent to the date hereof, and all security and other deposits paid by the Tenants under such Leases (collectively, the "Security Deposits"), together with Assignor's interest, if any, in any subleases and other occupancy agreements;

(c)           all leasing, service, management, supply and maintenance contracts described on Exhibit C attached hereto ("Operating Agreements");

(d)           all assignable warranties and guaranties held by Assignor, if any, relating to the Land, Improvements or Personalty;

(e)           all plans, specifications and architectural floor plans pertaining to the Property;

(f)           all trade names, trademarks, logos, service marks used by Assignor in connection with the operation of the Land and Improvements (except for derivations of Assignor's name); and

(g)           all other rights, privileges and appurtenances owned by Assignor and in any way related to the properties described above;

EXHIBIT G -1-

Subject, however, to the exceptions to title and other matters set forth on Exhibit B attached hereto and made a part hereof for all purposes (the "Permitted Exceptions");

TO HAVE AND TO HOLD THE Assigned Property, subject to the Permitted Exceptions, unto Assignee, its heirs, personal representatives, successors and assigns forever.  Assignee hereby assumes and agrees to perform the liabilities and obligations of Assignor with respect to the Assigned Property, to the extent such liabilities and obligations arise or are properly performable and allocable to the period of time on and after the date hereof.  Assignee agrees to indemnify Assignor and hold Assignor harmless from and against any and all claims, liens, damages, demands, causes of action, liabilities, lawsuits, judgments, losses, costs and expenses (including but not limited to attorneys' fees and expenses) asserted against or incurred by Assignor relating to any period from and after the date of Closing and by reason of or arising out of any failure by Assignee to perform or observe the obligations, covenants, terms and conditions of any Lease or Operating Agreement assumed by Assignee hereunder.  Seller's obligations hereunder are expressly subject to the provisions of Sections 5.4, 5.5 and 5.6 of the Contract of Sale and Purchase dated as of May 13, 2010, between Assignor, as Seller and Assignee, as Purchaser ("Contract").  Any rental and other payments under the Leases and Contract shall be prorated between the parties as provided in the Contract.  Assignor agrees to indemnify Assignee and hold Assignee harmless from and against any and all claims, liens, damages, demands, causes of action, liabilities, lawsuits, judgments, losses, costs and expenses (including but not limited to attorneys' fees and expenses) asserted against or incurred by Assignee relating to any period prior to the date of Closing and by reason of or arising out of any failure by Assignor to perform or observe the obligations, covenants, terms and conditions of any Lease or Operating Agreement assumed by Assignee hereunder.

This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  This Assignment shall be governed and construed in accordance with the laws of the State in which the Land is located, without giving effect to principles of conflicts of laws.

EXECUTED this _______ day of ________________, 2010.

ASSIGNOR:

AJ IRVINE OWNER CORPORATION,
a Delaware corporation

By:           _______________________
Its:           _______________________

ASSIGNEE:

HINES GLOBAL REIT _________ LP

EXHIBIT G -2-

By:           __________________________
Its:           __________________________

EXHIBIT G -3-

EXHIBIT H

Non-Foreign Affidavit

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person.  For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity.  To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by AJ IRVINE OWNER CORPORATION ("Transferor"), the undersigned hereby certifies the following on behalf of Transferor.

1.           Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.           Transferor is not a disregarded entity as defined in § 1.1445-2(b)(2)(iii);

3.           Transferor's U.S. employer identification number is _____________; and

4.           Transferor's office address is c/o [Falcon Real Estate Investment Company, LP, 5005 LBJ Freeway - Suite 1130, Dallas, Texas 75244.]

Transferor understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

SELLER

AJ IRVINE OWNER CORPORATION,
a Delaware corporation

By:           _______________________
Its:           _______________________

Source CFR, Section 1.1445-2T(b)(2)(iii)(B)

EXHIBIT H -1-

EXHIBIT I

Owner's Affidavit

The undersigned, in his or her capacity of the entity stated below ("Seller"), and not individually, being duly sworn, hereby says as follows:

1.           The sale of the real property commonly known as 17600 Gillette Avenue, Irvine, CA (the "Property"), as more particularly described in Exhibit A hereto and in the Title Commitment issued by First American Title Insurance Company(the "Title Company"), has been duly authorized by all requisite corporate action.

2.           To Seller's knowledge, no person known to Seller is entitled to occupy the Property except pursuant to the Leases set forth on Exhibit B hereto.

3.           All improvements to the Property have been completed; and all labor, services and materials supplied to the Property for improvements, fixtures and furnishing at the request of Seller have been, or will in the ordinary course of business be, paid in full except:  None.

4.           All real property taxes and assessments lawfully due and payable which could become a lien against the Property have been paid in full.

5.           Seller is not a "foreign person" as that term is defined in Section 1445 of the Internal Revenue Code, as amended.

This Affidavit is given on behalf of Seller in order to induce Title Company to issue and Owner's Policy of Title Insurance and required endorsements.

Executed as of ______________, 2010.

SELLER

AJ IRVINE OWNER CORPORATION,
a Delaware corporation

By:           ______________________
Its:           ______________________

EXHIBIT I -1-

EXHIBIT 2.1.4

Holdback Escrow Agreement

This HOLDBACK ESCROW AGREEMENT (the "Escrow Agreement") is entered into this ___day of __________,2010, by and among AJ IRVINE OWNER CORPORATION, a Delaware corporation (the "Seller"), HINES GLOBAL REIT __________, LP, a Delaware limited partnership ("Purchaser"), and FIDELITY NATIONAL TITLE, as escrow agent (the "Escrow Agent").  The parties recite and agree as follows.

Recitals

A.           Seller and Purchaser have entered into that certain Contract of Sale and Purchaser, dated as of May 13, 2010 (the "Agreement").

B.           Seller and Purchaser have agreed that the sum of $500,000 shall be held back from the Purchase Price due Seller under the Agreement in escrow (the "Holdback") for the purpose of securing certain of Seller's representations and warranties following the closing of the transactions contemplated by the Agreement.

C.           To establish and set forth procedures for administration of the Holdback, Seller, Purchaser and Escrow Agent desire to enter into this Escrow Agreement.

Agreement

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.           Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meanings provided in the Agreement.

2.           Appointment of Escrow Agent.  Seller and Purchaser hereby appoint Escrow Agent to act as escrow agent on the terms and conditions herein set forth and Escrow Agent accepts such appointment on such terms and conditions.

3.           Deposit and Investment of Funds.  Escrow Agent hereby acknowledges receipt of the Holdback in the amount of $500,000, and shall hold, safeguard, and distribute the amounts so received in accordance with and subject to the terms of this Escrow Agreement.  Escrow Agent shall deposit such funds received by it hereunder into an interest bearing account (the "Escrow Account") established for such purpose, which shall be established under Seller's Federal Employer Identification Number.  Escrow Agent shall invest and reinvest the Holdback from time to time during the term of the escrow hereunder, upon direction of Seller, in one or more of the following investments (the "Obligations"):

(a)           direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America; and

EXHIBIT 2.1.4 -1-

(b)           money market funds authorized to invest solely in direct obligations of the United States of America.

No Obligation shall have a maturity later than thirty (30) days after the date of the Escrow Agent's investment therein.  Interest and other earnings on the Obligations shall be paid to Seller from time to time periodically.  Any loss incurred from an investment shall be borne by the Escrow Account, except for losses resulting from the gross negligence or willful misconduct of the Escrow Agent. Investment and reinvestment of the Escrow Account shall be made only in Obligations.

4.           Holdback Period.  The Holdback shall remain in the Escrow Account, upon the terms and conditions set forth in this Escrow Agreement, for a period of six (6) months (the "Holdback Period") following the date hereof.

5.           Notification of Claims.  If any action, suit, proceeding, claim, demand, or any other matter arises for which Purchaser demands payment from Seller under the Agreement or if there is any breach by Seller under the Agreement, any of the foregoing constituting a "Claim" hereunder, Purchaser shall notify Seller and Escrow Agent of such Claim, and the amount or estimate of such Claim.  All Claims by Purchaser must be certified by a duly authorized representative of Purchaser, must be made in good faith and must include reasonable detail supporting such Claim.

6.           Distribution of Escrow Funds.  Upon receipt of a notice of a Claim by Purchaser as described in Section 5 hereinabove, Escrow Agent shall notify Seller of such Claim and request that Seller provide in writing to Escrow Agent its authorization to either (i) pay to Purchaser from the Escrow Account the amount of such Claim, or (ii) upon receipt of a certificate by a duly authorized representative of Seller that disputes the Claim, Escrow Agent shall retain and continue to hold the funds in the amount of such Claim until the earlier to occur of (a) mutual written instructions from Seller and Purchaser as to the disbursement of such amount, or (b) an final order, decree, or judgment of a court or other tribunal of competent jurisdiction and, if by such order, decree, or judgment, time for appeal has expired and no appeal has been perfected, directing the disbursement of such amount.

To the extent the Escrow Agent has been notified of any Claim pursuant to the first paragraph of this Section 6, Purchaser has filed suit against Seller with respect to such Claim no later than 30 days following notice of a Claim, and such Claim is pending (and unresolved) on the date the Holdback Period expires, then an amount (the "Retained Amount") equal to the lesser of:

(i)           one hundred percent of the amount of all such pending Claims; or

(ii)           the remainder of the Escrow Funds

shall be retained in the Escrow Account and remain subject to the terms of this Escrow Agreement until distributed in accordance with the final disposition of the underlying Claim, as directed either by (i) mutual written instructions from Seller and Purchaser, or (ii) by the final order, decree or judgment of a court or other tribunal of competent jurisdiction and, if by such

EXHIBIT 2.1.4 -2-

order, decree or judgment, time for appeal has expired and no appeal has been perfected, directing the disbursement of such funds.

7.           Release of Remaining Funds to Seller.  On the date the Holdback Period expires, the current balance in the Escrow Account, less the Retained Amount shall be paid to Seller.  After the date the Holdback Period expires and upon resolution of all pending Claims as provided in Section 6 hereinabove, and payment out of the Escrow Account to Purchaser of all amounts determined to be due under such Claims, the remaining balance of the Escrow Account shall be paid to Seller.

8.           Termination of Escrow Account.  The escrow provided for hereunder shall terminate and the Escrow Agent shall be discharged on the date on which all of the Escrow Account is distributed in accordance with Section 6 hereof.

9.           Escrow Agent.  The Escrow Agent shall have no duty or obligation hereunder other than to take such specific actions as are required of it from time to time under the provisions hereof, and it shall incur no liability hereunder or in connection herewith for anything whatsoever other than as a result of its own gross negligence or willful misconduct.  Purchaser and Seller agree to indemnify, hold harmless and defend the Escrow Agent from and against any and all losses, claims, liabilities and expenses, including the reasonable fees of its counsel, which it may suffer or incur hereunder, or in connection herewith, except such as shall result from its own gross negligence, willful misconduct or failure to follow the instructions contained herein..

It is understood and agreed that should any dispute arise with respect to the payment, ownership or right of possession of the Escrow Account, the Escrow Agent is authorized and directed to retain in its possession, without liability to anyone, all or any part of the Escrow Account until such dispute shall have been settled either by mutual agreement by the parties concerned or by the final order, decree or judgment of a court or other tribunal of competent jurisdiction and, if by such order, decree or judgment, time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings. Escrow Agent shall further have the right to commence an action in interpleader and obtain an order from the court allowing Escrow Agent to deposit the Holdback with the court, in which case Escrow Agent shall have no further liability or obligation with respect to this Escrow Account or the Holdback.

10.           Notices.

(a)           All notices, demands, requests, consents and waivers under this Escrow Agreement shall be in writing, shall refer to this Escrow Agreement and shall be (i) delivered personally, (ii) sent by registered or certified mail, postage prepaid, return receipt requested, (iii) sent by a nationally recognized overnight courier, or (iv) sent by telecopier, with written confirmation of the receipt of such telecopy, addressed as set forth below.  If delivered personally, any notice shall be deemed to have been given on the first (1st) business day on or after the date delivered or refused.  If mailed, any notice shall be deemed to have been given on the earlier to occur of the first (1st) business day on or after the date of delivery or the third (3rd) business day after such notice has been deposited in the U.S. mail in accordance with this Section 10.  If sent by overnight courier, any notice shall be deemed to have been given on the

EXHIBIT 2.1.4 -3-

first (1st) business day on or after the date following the date such notice was delivered to or picked up by the courier.  If sent by telecopier, any notice shall be deemed to have been given upon receipt.  Copies of all notices shall be given in accordance with the above as follows:

If to Seller:
AJ Irvine Owner Corp.
c/o HSBC Securities (USA) Inc.
452 Fifth Avenue
New York, NY  10018
Attention:  Irfan A. Khan
Facsimile: (212) 525-8143

and with a copy to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166

Attention:                        David J. Furman, Esq.
Telephone No.:                                212-351-4000
Telecopier No.:                                212-351-4035

If to Purchaser:

Hines Global REIT Properties LP
2800 Post Oak Boulevard
Suite 4800
Houston, Texas 77056
Attention:                        Charles Hazen
Telephone No.:                         713-966-7602
Telecopier No.:                         713-966-2075

and with c copy to :
Hines Global REIT Properties LP
c/o Hines Interests Limited Partnership
2800 Post Oak Boulevard
Suite 4800
Houston, Texas 77056
Attention:                        Jason P. Maxwell, Esq.
Telephone No.:                         713-966-7638
Telecopier No.:                         713-966-2075

If to Escrow Company:

Fidelity National Title
1300 Dove Street
Suite 310
Newport Beach, CA 92660

EXHIBIT 2.1.4 -4-

(b)           Any counsel designated above or any replacement counsel which may be designated respectively by Seller or Purchaser or such counsel by written notice to the other parties is hereby authorized to give notices hereunder on behalf of its respective client.

11.           Governing Law.  This Escrow Agreement shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the State of California.

12.           Further Assurances.  Each of the parties shall execute and deliver such additional instruments and other documents and shall take such reasonable further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Escrow Agreement; provided, however, no party shall be obligated to provide any further assurance that would materially increase the liabilities or obligations of such party hereunder or materially reduce the rights and benefits of such party hereunder.

13.           Successors and Assigns.  This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

14.           Amendment.  This Escrow Agreement may be altered, modified or amended only in such manner as may be mutually agreed upon in writing by each of the parties hereto.

15.           Counterparts.  This Escrow Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

16.           Prevailing Party.  If any party hereto brings any action or suit against the other party hereto by reason of any breach of any of the agreements or provisions of this Escrow Agreement, then, in such event, the prevailing party, as determined in such action or suit, shall be entitled to have and recover from the other party or parties all costs and expenses of such action or suit, including, without limitation, reasonable attorneys' fees and expenses resulting therefrom; it being understood and agreed that the determination of the prevailing party shall be included in the matters which are the subject of such action or suit.

(Signatures on following page)

EXHIBIT 2.1.4 -5-

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the day and year first written above.

SELLER:

AJ IRVINE OWNER CORPORATION,
a Delaware corporation

By:           __________________________
Its:           __________________________

PURCHASER:

HINES GLOBAL REIT ___________ LP

By:           __________________________
Its:           __________________________

ESCROW AGENT

FIDELITY NATIONAL TITLE

By:           __________________________
Its:           __________________________

EXHIBIT 2.1.4 -6-

SCHEDULE 1

Transmittal Letter

Southern California Capital Markets Group

**CUSHMAN & WAKEFIELD.**

**Cushman & Wakefield of California, Inc.**
2020 Main Street, Suite 1000 | Irvine, CA 92614
949.474.4004 Tel | 949.757.2779 Fax
jeff.cole@cushwake.com
ed.hernandez@cushwake.com

May 1, 2010
CONFIDENTIAL

DUE DILIGENCE TRANSMITTAL LETTER

**Mr. Ray Lawler**
HINES
2211 Michelson Drive, Suite 770
Irvine, CA 92612

**RE: 17600 Gillette Avenue, Irvine, CA 92614**
**Due Diligence Information**

Gentlemen:

**Pursuant to your request for information regarding your inspection of the above referenced property, Seller and Cushman & Wakefield are hereby delivering the following due diligence information attached hereto as Exhibit "A" via electronic files.**

Please acknowledge your receipt of the due diligence materials by returning a signed copy of this letter to us by fax (949-757-2779). Should you have any questions or require additional materials, please let us know and we will forward this information if it is available. All property inspections should be coordinated through Jeffrey Cole and Ed Hernandez at Cushman & Wakefield.

Please do not hesitate to contact us if you have any questions.

Sincerely,

Cushman & Wakefield

Ed Hernandez
Associate Director

cc: Jeff Cole
Scott Bennett, Falcon Real Estate

Argentina • Australia • Austria • Belgium • Brazil • Canada • Channel Islands • Chile • China • Czech Republic • Denmark • England • Finland • France • Germany • Greece • Hong Kong
Hungary • India • Ireland • Israel • Italy • Japan • Korea • Kuwait • Latvia • Lebanon • Lithuania • Luxembourg • Malaysia • Mexico • The Netherlands • New Zealand • Northern Ireland
Norway • Poland • Portugal • Romania • Russia • Scotland • Singapore • Slovakia • South Africa • Spain • Sweden • Switzerland • Thailand • Turkey • United Arab Emirates • United States

SCHEDULE 1 1

Southern California Capital Markets Group

**EXHIBIT A:**
Due Diligence Document Checklist

1. Lease and sublease agreements, addenda/summary, & assignment of lease
2. Rent Roll
3. Tenant Financials
4. Historical Operating Statements (YTD2010 & 2006-2009)
5. Service Contracts
6. DraftFCB's Certificate of Insurance
7. Tax Bills (2006-2010)
8. Expense Recovery Worksheet (2007, 2008, 2009)
9. General Ledger (2008, 2009)
10. Preliminary Title Report
11. ALTA Survey (2004, 2009)
12. Zoning Report
13. Property Aging Report
14. Certificate of Occupancy
15. Seismic Evaluation Letter (2/6/2001)
16. Sprinkler Testing Report (3/21/2006)
17. EBI Property Condition Report (2/12/2003)
18. Engineering & Maintenance Records/Contracts
19. Phase I Environmental Report
20. NFA Letter (County of Orange County Health Care Agency) (11/8/99)
21. EDR Radius Map Report
22. Natural Hazard Reference Map Report
23. Operations and Maintenance Plan for Asbestos-Containing Materials
24. Floor Plans
25. Parcel Map
26. Maps/Photos/Aerials
27. REA Documents, Summary of Terms, and Open Issues
28. IPG Guarantee of Lease Statement
29. Utilities Breakout
30. FCB Notice of Merger & Acquisition
31. Management Agreement
32. Scheduled Base Rent Adjustments
33. GRI Environmental Letter
34. Schedule/Invoice of Insurance
35. Title Schedule B documents
36. 2010 Budget Worksheet
37. Property Evaluation

Argentina • Australia • Austria • Belgium • Brazil • Canada • Channel Islands • Chile • China • Czech Republic • Denmark • England • Finland • France • Germany • Greece • Hong Kong Hungary • India • Ireland • Israel • Italy • Japan • Korea • Kuwait • Latvia • Lebanon • Lithuania • Luxembourg • Malaysia • Mexico • The Netherlands • New Zealand • Northern Ireland Norway • Poland • Portugal • Romania • Russia • Scotland • Singapore • Slovakia • South Africa • Spain • Sweden • Switzerland • Thailand • Turkey • United Arab Emirates • United States

SCHEDULE 1 -2-

**Southern California Capital Markets Group**

Received and accepted this 7th day of MAY, 2010

BUYER

By: [signature]

Name: RAYMOND LAWLER Title: PROJECT MANAGER

Argentina • Australia • Austria • Belgium • Brazil • Canada • Channel Islands • Chile • China • Czech Republic • Denmark • England • Finland • France • Germany • Greece • Hong Kong
Hungary • India • Ireland • Israel • Italy • Japan • Korea • Kuwait • Latvia • Lebanon • Lithuania • Luxembourg • Malaysia • Mexico • The Netherlands • New Zealand • Northern Ireland
Norway • Poland • Portugal • Romania • Russia • Scotland • Singapore • Slovakia • South Africa • Spain • Sweden • Switzerland • Thailand • Turkey • United Arab Emirates • United States

SCHEDULE 1 -3-

SCHEDULE 1.1(c)

Seller Personal Property

None.

SCHEDULE 1.1(c) -1-

SCHEDULE 2

Parcel B Owner Estoppel Certificate

TO:	AJ Irvine Owner Corporation
c/o Falcon Real Estate Investment Co., LP
10815 Rancho Bernardo Road, Suite 120
San Diego, CA 92127-2187
Attention: Scott A. Sweeney

and

Hines Global REIT Properties LP
2800 Post Oak Boulevard, Suite 4800
Houston, TX 77056
Attention: Charles N. Hazen and Jason P. Maxwell, Esq.

RE:
That certain Declaration and Grant of Easements and Reciprocal Easement Agreement dated as of December 14, 2000 and recorded on January 18, 2001 in the Official Records of Orange County, California, as Instrument Number 20010029308 (the "Original REA"), as amended by that certain Amendment No. 1 to Declaration and Grant of Easements and Reciprocal Easement Agreement dated as of September 24, 2001 and recorded on September 27, 2001 in the Official Records of Orange County, California, as Instrument Number 20010684534 (the "First Amendment to REA", and collectively with the Original REA, the "REA")

The undersigned hereby certifies as follows:

1.	That the undersigned owns fee simple title to all of the real property located in Orange County, California, designated as "Parcel B" in the REA.

2.	That the undersigned is, and holds all right, title and interest of, "Parcel B Owner" under the REA.

3.	That the Original REA is unmodified, except as described in the recitals hereinabove.

4.	That the REA is in full force and effect.

5.	That Parcel B Owner is responsible for its percentage share of real property taxes, insurance, common area maintenance and parking structure maintenance pursuant to the REA.

6.
That neither the undersigned, as Parcel B Owner under the REA, nor AJ Irvine Owner Corporation, as "Parcel A Owner" under the REA, is in default in the performance of their respective obligations under the REA, except as follows:

SCHEDULE 2 -1-

________________________________________________________________

________________________________________________________________

________________________________________________________________.

7.
That the undersigned is not currently entitled to payment or reimbursement of any sums under the REA from Parcel A Owner, and the undersigned has no claims against or disputes with Parcel A Owner for any past occurrences or conditions, except as follows:

________________________________________________________________

________________________________________________________________

________________________________________________________________.

Each individual executing this Estoppel Certificate hereby represents and warrants that he or she is signing on behalf of the undersigned and is authorized to do so.

This Estoppel Certificate may be relied upon by AJ Irvine Owner Corporation, as Parcel A Owner under the REA, Hines Global REIT Properties LP (or its assignee, designee or nominee), as a prospective transferee of Parcel A Owner, and any prospective lender of Hines Global REIT Properties LP (or its assignee, designee or nominee).

"PARCEL B OWNER":

FIDM PROPERTIES, INC.,

a California corporation

By:
Name:
Title:
Date:

By:
Name:
Title:
Date:

SCHEDULE 2 -2-

State of California )

County of ______________________                                                                )

Subscribed and sworn to (or affirmed) before me on this _____ day of__________________, 2010, by________________________________________, proved to me on the basis of satisfactory evidence to be the person(s) who appeared before me.

Seal:

Signature

State of California )

County of ______________________                                                                )

Subscribed and sworn to (or affirmed) before me on this _____ day of__________________, 2010, by________________________________________, proved to me on the basis of satisfactory evidence to be the person(s) who appeared before me.

Seal:

Signature

SCHEDULE 2 -3-

SCHEDULE 3

TENANT ESTOPPEL CERTIFICATE

The undersigned tenant ("Tenant"), in recognition that Hines Global REIT Properties LP, a Delaware limited partnership (and its successors and assigns, collectively, the "Buyer"), is considering an acquisition of the Premises (defined below), and that it may obtain debt financing in connection with the acquisition and financing of the Premises from one of more lenders (collectively with their successors and assigns, "Lender"), hereby certifies to Buyer and Lender that:
1.           The undersigned is the Tenant under that certain lease dated October 20, 2000 (the "Lease") executed by HGN GILLETTE, LLC as landlord and as predecessor to AJ Irvine Owner Corp. (collectively, "Landlord"), and the undersigned as tenant respecting the entire net rentable area of space at those certain premises located at the building commonly known as 17600 Gillette Avenue in the City of Irvine, County of Orange, State of California (the "Premises").
2.           Pursuant to the Lease, Tenant has paid to Landlord a security deposit of $0.00 (no Security Deposit); the term of the Lease commenced on April 1, 2001 and expires on March 31, 2016; the current monthly Base Rent is $232,212.39; the next rental payment in the amount of $232,212.39 is due on [TO BE INSERTED]; no rent has been prepaid); and Tenant has fully paid all Base Rent.
3.           Pursuant to the Lease and that certain Declaration and Grant of Easements and Reciprocal Easement recorded September 27, 2001, Tenant is obligated to reimburse Landlord for its percentage share of all real property taxes, operating expenses, common area maintenance and insurance expenses affecting the Premises.

SCHEDULE 3 1

4.           The Lease is in full force and effect, a complete and correct copy of the Lease and all amendments, modifications and supplements thereto is attached to this Tenant Estoppel Certificate as Exhibit A, and there are no other amendments, modifications or supplements thereto except as set forth in Exhibit A hereto, and there is no other lease agreements or understandings between Landlord and Tenant affecting the Premises and any rights to parking, whether oral or written, except as follows:
•	Acknowledgement of Term Commencement Date, dated May 17, 2001;
•	Notice of Rent Increase, dated September 25, 2003;
•	Sublease Agreement (with FCB affiliate) dated January 1, 2006, by and between FCB Worldwide ("Tenant") and Capita Technologies ("Subtenant");

•	Notice of Rent Increase, dated April 1, 2006;

•	Sublease Agreement dated September 15, 2006, by and between FCB Worldwide ("Tenant") and The Collective, Inc ("Subtenant");

•	Notice of Lease Assignment from FCB Worldwide, Inc. to Draftfcb, Inc., dated March 24, 2008;

•	Verbal Notice of Rent Increase, effective October 1, 2008;

•	Assignment of Lease Guaranty from True North Communications to Interpublic Group of Companies, dated May 8, 2009.

5.           Tenant has accepted and taken possession of the Premises for use as general business offices and is in occupancy thereof; and Tenant is not aware of any defects in the Premises or the Parking Structure.
6.           Landlord has satisfied all commitments made to induce Tenant to enter into the Lease, Landlord is not in any respect in default in the performance of the terms and provisions of the Lease, Tenant has no actual knowledge of any event or condition that, which with the give of notice and/or the passage of time, would constitute a default under the Lease, and there are no

SCHEDULE 3 2

existing defenses which the undersigned has against the full enforcement of the Lease by Landlord.
7.           Tenant is not in any respect in default under the Lease, Tenant has no knowledge of any event or condition that, which with the giving of notice and/or the passage of time, would constitute a default under the Lease and Tenant has not assigned, transferred or hypothecated the Lease or any interest therein or subleased all or any portion of the Premises, except as set forth in Paragraph 4 above.
8.           Tenant has no defenses and has not acquired any right to offset, or to take a credit against, the Base Rent or any other amounts coming due under the Lease, and Tenant has no actual knowledge of any event or condition that, which with the giving of notice and/or the passage of time, would enable Tenant to acquire a right to offset, or to take a credit against Base Rent or other amounts coming due under the Lease, and no free periods of rent or other concessions or rent abatements have been granted to Tenant.
9.           Tenant does not have any remaining right or option to renew or extend the term of the Lease, nor any preferential right or option to purchase all of any portion of the Premises.
10.           Except as set forth in the Lease, Tenant has no right to terminate or cancel the Lease.  Tenant does not have any remaining right or option to terminate the Lease based upon delays in construction.
11.           To the best of Tenant's knowledge, there are no unpaid rental, lease or similar commissions payable with respect to the Lease.
12.           There are no actions, whether voluntary or otherwise, pending or threatened against Tenant (or any guarantor of Tenant's obligations pursuant to the Lease) under the bankruptcy or insolvency laws of the United States or any state thereof, and there are no

SCHEDULE 3 3

attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary proceedings under the U.S. Bankruptcy Code or any other debtor relief laws pending or threatened against Tenant (or any guarantor of Tenant's obligations pursuant to the Lease).
13.           Tenant has not used, stored, disposed of or transported at, in, to for from the Premises or any portion of the building thereon any substance classified, listed or regulated as hazardous or toxic under any applicable federal, state or local laws, orders, rules or regulations (other than minor quantities of such substances which are used in the course of ordinary office operations and in compliance with all applicable laws).
14.           The correct name and mailing address of Tenant for notice purposes under the Lease is as follows _________________________________________.
This certificate has been given to Buyer and Lender with the understanding that Buyer will rely on it in connection with the acquisition of the Premises and Lender will rely on it in connection with the financing of the Premises.  The individual executing this instrument hereby personally certifies that he or she is duly authorized to sign, acknowledge and deliver this Estoppel Certificate to Buyer and Lender.
Dated: ____________________                                                                           TENANT
FCB WORLDWIDE, INC.,
a Delaware corporation

By:  _________________________
Name:
Its:

Date: _________________________

SCHEDULE 3 -4-

GUARANTOR'S ACKNOWLEDGMENT

The undersigned (a) has guaranteed the obligations of the Tenant under the Lease referred to above (covering the Premises commonly known as 17600 Gillette Avenue, Irvine, California), (b) consents to the matters set forth above and agrees to be bound thereby, and (c) acknowledges that the guaranty executed by the undersigned is in full force and effect and will not be supplemented, modified, amended or terminated without the prior written consent of both the then existing landlord and lender.

Guarantor

INTERPUBLIC GROUP OF COMPANIES, INC.

By:  _____________________________
[Printed Name and Title]

SCHEDULE 3 -5-